Exhibit 10.2

Date:	December 14, 2015

NioCorp Developments Ltd.

as Company

Lind Asset Management IV, LLC

as Investor

Convertible Security Funding Agreement

Agreement for a private placement of up to US$10,500,000 by way of convertible securities

Contents

1	Definitions and Interpretation		3
	1.1	Definitions	3
	1.2	Interpretation	13

2	Convertible Securities		14
	2.1	Convertible Securities	14
	2.2	Interest	17

3	Closing Fees and Warrants		17
	3.1	Closing Fees	17
	3.2	Closing Warrants	17

4	Conditions Precedent to Closing		18
	4.1	Conditions Precedent to Closing – Investor	18
	4.2	Conditions Precedent to Closing – Company	19

5	Buy-Back, Market Cap / Cash Balance Conversion Event and Conversion of the Convertible Security		20
	5.1	Buy-Back and Market Cap /Cash Balance Conversion Event	20
	5.2	Conversion of the Convertible Security	21
	5.3	Issuing of Investor’s Shares	23
	5.4	Limitation on Shares Issuable on Conversion	23

6	Additional Conditions to Investor’s Shares		25
	6.1	Conditions to issue of Investor’s Shares	25
	6.2	Consequence of failure to meet conditions	25

7	Representations and Warranties by the Company		25
	7.1	Representations and Warranties	25
	7.2	Investor's reliance	33
	7.3	Construction of representation and warranties	33
	7.4	Disclosures and limitations	33
	7.5	Notice	33

8	Representations and Warranties of the Investor		33
	8.1	Representations and warranties	33
	8.2	Company’s reliance	37
	8.3	Construction of representation and warranties	37
	8.4	Notice	37

9	Terms of the Warrants		37

10	Additional Covenants and Agreements		37
	10.1	U.S. Transfer and Sale Restrictions	37
	10.2	Ranking of the Investor’s Shares	37
	10.3	Ranking of Investor's interest in each Convertible Securities	38
	10.4	Right of First Refusal	38
	10.5	Grant of Security	40
	10.6	Release of Security	41
	10.7	Filing of a Short-Form Prospectus by the Company	41
	10.8	Rights of Investor	41
	10.9	Compliance with Laws	41
	10.10	TSX Listing	42

	10.11	Adjustments on Arrangements, Take-Overs and Changes of Control	42
	10.12	Register of Convertible Securities	42
	10.13	Prohibited Transactions	42
	10.14	No shorting	42
	10.15	Investor's Share Custodian	43
	10.16	Set-Off	43
	10.17	Set-Off Exclusion	43
	10.18	Miscellaneous Negative Covenants	43
	10.19	Use of Proceeds	44
	10.20	Withholding Gross-Up	44

11	Taxes		44

12	Default		45
	12.1	Events of Default	45
	12.2	Investor Right to Investigate an Event of Default	47

13	Notice and Cure Provisions		47

14	Rights of the Investor upon an Event of Default		48

15	Termination		49
	15.1	Events of Termination	49
	15.2	Effect of Termination	50

16	Survival and Indemnification		50
	16.1	Survival	50
	16.2	Indemnification of Investor	51

17	Miscellaneous		52
	17.1	Time of the essence	52
	17.2	No partnership or advisory or fiduciary relationship	52
	17.3	Remedies and injunctive relief	52
	17.4	Adjustments	52
	17.5	Successors and assigns	53
	17.6	Counterparts and e-mail	53
	17.7	Notices	53
	17.8	Amendments and waivers	54
	17.9	Legal Costs	55
	17.10	Payments under this Agreement	55
	17.11	Financial calculations	55
	17.12	Non circumvention	55
	17.13	Good Faith	55
	17.14	Publicity and confidentiality	56
	17.15	Severability and supervening legislation	56
	17.16	Illegality and impossibility	57
	17.17	Change in Law	57
	17.18	Entire Agreement	58
	17.19	Governing Law	58
	17.20	Jurisdiction	58
	Schedule 1 – Disclosure Schedule		60
	Annexure A – Warrant Certificate		63
	Annexure B – Form of Board Resolution		82
	Annexure C – Funds Flow Request		84

This Agreement is made the 14th day of December 2015

Parties

1	NioCorp Developments Ltd. of Suite 115 – 7000 South Yosemite Street, Centennial CO 80112, having a registered and records office at Suite 700 – 595 Burrard Street, Vancouver, British Columbia, V7X 1S8 (the Company)

2	Lind Asset Management IV, LLC of 370 Lexington Ave, Suite 1900, New York, NY 10017 U.S.A (the Investor)

Recital

The Investor has agreed to invest an amount of up to US$10,500,000 in the Company, and the Company has agreed to issue Convertible Securities to the Investor in accordance with the terms of this Agreement.

It is agreed as follows:

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

1933 Act means the United States Securities Act of 1933.

20 Day Volume has the meaning given to this term in clause 5.2(d)(iv)(C).

Affiliate has the meaning ascribed to the terms “affiliate” and “affiliated” under the Securities Act (British Columbia).

Agreement means this agreement.

Amount Outstanding means the then-outstanding Face Value of each Convertible Security following the issuance of that Convertible Security, after:

(a)	conversion of that Convertible Security of any Conversion Amounts into Conversion Shares under clause 5.2 (if any); and

(b)	any other amounts have been repaid by the Company to the Investor in respect of the Face Value of the Convertible Security.

Business Day means any day of the year, other than a Saturday, Sunday or a statutory holiday in New York, New York, Vancouver, British Columbia or Toronto, Ontario.

Business Hours means 9:00AM to 5:00PM.

Buy-Back Amount Outstanding means:

(a)	during the Lock-Up Period, the Amount Outstanding in respect of a Convertible Security, less the Buy-Back Conversion Amount, as described in clause 5.1(c)(i); and

(b)	following the Lock-Up Period, 105% multiplied by the Amount Outstanding in respect of a Convertible Security, less the Buy-Back Conversion Amount, as described in clause 5.1(c)(i).

Buy-Back Conversion Amount means the amount so specified by the Investor to the Company under a Buy-Back Conversion Notice under clause 5.1(b).

Buy-Back Conversion Date has the meaning given to it in clause 5.1(c);

Buy-Back Conversion Notice means a notice issued by the Investor to the Company as described in clause 5.1(b).

Buy-Back Conversion Option has the meaning given to this term in clause 5.1(a).

Buy-Back Conversion Shares has the meaning given to it in clause 5.1(b).

Buy-Back Notice means a notice issued by the Company to the Investor as described in clause 5.1(a).

C$ (or CAD or C$) means Canadian dollars, the legal currency of Canada.

Canadian Securities Laws means all applicable securities laws in each of the Provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick emanating from Governmental Authorities including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Securities Commissions, all discretionary rulings and orders, if any, of the Securities Commissions and the TSX Rules, all as the same are in effect at the date hereof.

Cash Conversion Amount has the meaning given to that term in clause 5.4(c)(i).

Cash Conversion Notice has the meaning given to that term in clause 5.4(c)(i).

Change in Law Termination Event means:

(i)	a change in an interpretation or administration of a Law;

(ii)	compliance by the Investor or any of its Affiliates with a Law or an interpretation or administration of a Law; or

(iii)	a change after the date of this Agreement in a Law or an interpretation or administration of a Law,

which has, in the reasonable opinion of the Investor, directly or indirectly, the effect of:

(iv)	materially varying the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document or Contemplated Transactions such that the Investor’s rights, powers, benefits, remedies or economic burden (including any Tax treatment in the hands of the Investor) are materially adversely affected; or

(v)	otherwise materially adversely affecting rights, powers, benefits, remedies or the economic burden of the Investor (including by way of delay or postponement),

provided that the definition of Change in Law Termination Event excludes for this purpose any provisions in the Criminal Code (Canada) regarding criminal rates of interest.

CEO Loan has the meaning given to that term in clause 10.5(d).

Change of Control Event means, in respect of the Company:

(a)	a change in the composition of the board of directors of the Company at a single shareholder meeting where 50% or more of the individuals that are directors at the start of such shareholder meeting are no longer directors at the conclusion of such meeting, unless the new directors have been nominated by management;

(b)	other than a shareholder that holds such a position at the date of this Agreement, if an individual, person or legal entity comes to have beneficial ownership, control or direction over more than 50% of the voting rights attached to any class of voting securities of the Company; or

(c)	the sale or other disposition by the Company or any of its Material Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

Closing means the First Closing, Subsequent First Convertible Security Closing at the Request of the Company, Subsequent First Convertible Security Closing at the Request of the Investor, Second Closing or Subsequent Second Convertible Security Closing, as applicable.

Closing Date means the First Closing Date or the Second Closing Date, as applicable.

Contemplated Transactions means the transactions contemplated in this Agreement.

Conversion means the conversion of the Convertible Security in accordance with clause 5.2, and including, for greater certainty, a conversion of the Convertible Security pursuant to a Buy-Back Conversion Notice or a Market Cap / Cash Balance Conversion Notice.

Conversion Amount means an amount specified in a Conversion Notice in accordance with clause 5.2(d)(iv) the Buy-Back Conversion Amount or the Market Cap / Cash Balance Conversion Amount, as applicable.

Conversion Date means a date specified by the Investor in a Conversion Notice.

Conversion Notice means a notice given by the Investor to the Company pursuant to clause 5.2(a), a Buy-Back Conversion Notice or a Market Cap / Cash Balance Conversion Notice, as applicable.

Conversion Notice Date means the date of a Conversion Notice, the date of a Buy-Back Conversion Notice or the date of a Market Cap / Cash Balance Conversion Notice.

Conversion Price means the price per Share equal to 85% of the VWAP per Share (in Canadian dollars) for the five (5) consecutive Trading Days immediately prior to the Conversion Notice Date.

Conversion Shares means Shares issuable or issued (as applicable) in accordance with clause 5.2, including, for greater certainty, the Buy-Back Conversion Shares and the Market Cap / Cash Balance Conversion Shares.

Convertible Securities means the First Convertible Security and the Second Convertible Security.

Convertible Security means the First Convertible Security or the Second Convertible Security, as applicable.

Corporations Act means the Business Corporation Act (British Columbia) and the regulations thereunder.

Debt Proceeds has the meaning given to that term in clause 10.3(b)(i).

Debt Proceeds Notification has the meaning given to that term in clause 10.3(b).

Deed of Trust means the Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Revenues among Elk Creek Resources Corp., the Company, the Investor and First American Title Insurance Company dated the date hereof.

Designated CAD Equivalent Amount means in relation to a specific US dollar amount, the CAD equivalent of that specified US dollar amount converted using the closing mid-point spot CAD/US dollars exchange rate (as reported by Bloomberg, LP).

Designated Warrant Holder means:

Lind Asset Management IV, LLC
c/o The Lind Partners, LLC
370 Lexington Ave, Suite 1900
New York, NY 10017 USA

or such other Person as Investor designates in writing to Company, provided such Person is entitled to subscribe for such Warrants in compliance with prospectus and registration exemptions of applicable securities laws and the Rules of TSX.

Disclosure Schedule has the meaning given to that term in clause 7.4(b).

Elk Creek Project means the Company’s Niobium / Scandium / Titanium project, consisting of the Company’s Elk Creek Carbonatite property, located in south-east Nebraska, USA.

E-mail Time has the meaning given to that term in clause 17.7(d)(i).

Environmental Laws has the meaning given to that term in clause 7.1(p).

Escrow means the escrow arrangement created by the Escrow Agreement in relation to the issuance of the First Convertible Security.

Escrow Agreement means the escrow agreement dated the date hereof among Stikeman Elliott LLP as escrow agent, the Investor and the Company.

Escrowed Amount means US$1,500,000.

Event of Default means an event of default as set out in clause 12.1.

Exchange Act means the United States Exchange Act of 1934.

Execution Date means the date of mutual execution of this Agreement, or where one Party executes this Agreement on a date prior to another Party, means the date upon which the second Party executes this Agreement.

Face Value means the Face Value of the First Convertible Security and the Face Value of the Second Convertible Security as set out in and varied by clause 2.1.

First Closing has the meaning given to that term in clause 2.1(a).

First Closing Date means the date of First Closing, as defined in clause 2.1(a).

First Closing Fee means an amount payable by the Company to the Investor on the First Closing Date, as consideration for the Investor effecting First Closing, which must be paid in the amount of US$135,000 in accordance with clause 3.1(a).

First Convertible Security has the meaning given to that term in clause 2.1(a).

First Convertible Security Increase Notice from the Company has the meaning given to that term in clause 2.1(d).

First Convertible Security Increase Notice from the Investor has the meaning given to that term in clause 2.1(c).

First Warrants means 3,125,000 warrants to purchase Shares exercisable at the Warrants Exercise Price on or before the date falling thirty-six (36) months after their issue, granted in accordance with the terms and conditions set out in Annexure A.

Frustration Termination Event means there comes into being an applicable Law which, or an official or reasonable interpretation of which, in the Investor’s reasonable opinion, makes it illegal or impossible for the Investor or the Company to undertake any of the Contemplated Transactions, in accordance with this Agreement, or renders consummation of any of the Contemplated Transactions in accordance with this Agreement unenforceable, void, voidable or unlawful, or contrary to or inconsistent with any Law, provided that the definition of Frustration Termination Event excludes for this purpose any provisions in the Criminal Code (Canada) regarding criminal rates of interest.

Funded Amount has the meaning given to it in clause 2.1(e)(i).

Funds Flow Request has the meaning given to it in clause 4.1(a)(iv).

Governmental Authority means any United States, Canadian or other (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Securities Commissions, the TSX and Market Regulation Services Inc.

IFRS has the meaning given to that term in clause 8.1(m).

Initial Period means in respect of the First Convertible Security, the period commencing on the Execution Date and end on the day that is four months and one day later, and in all other respects the period commencing on the relevant date and ending on the day that is four months and one day following such relevant date.

Insolvency Event means the commencement by the Company or any Material Subsidiary of a voluntary proceeding under applicable bankruptcy or insolvency legislation (Bankruptcy Laws) or the commencement by any person of involuntary proceedings under Bankruptcy Laws against the Company or any Material Subsidiary that are not dismissed within sixty (60) days after commencement thereof, or a receiver or administrator is appointed for or takes charge of all or substantially all of the property of the Company or any Material Subsidiary, or the Company or any Material Subsidiary commences any other proceeding under any proposal, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Company or any Material Subsidiary, or the Company or any Material Subsidiary is adjudicated insolvent or bankrupt, or any order or relief or other order approving any such case or proceeding is entered, or the Company or any Material Subsidiary makes a general assignment for the benefit of creditors.

Interest Rate upon Default has the meaning given to that term in clause 14(f).

Investor Indemnified Person has the meaning given to that term in clause 16.2(a).

Investor’s Shares means the Conversion Shares and the Shares issued or issuable on exercise of the Warrants or otherwise to the Investor under this Agreement.

Law means Canadian Securities Laws, US Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term applicable with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities.

Lien means a lien, charge, mortgage, security interest, encumbrance, right of first refusal, or pre-emptive right.

Lock-Up Period means the period during which the Investor may not trade Conversion Shares on the TSX and:

(a)	in respect of the First Convertible Security and the First Warrants, means the period commencing from the First Closing Date and ending on the earlier of i) the date that is four (4) months and one (1) calendar day after the First Closing Date and ii) the Prospectus Event, provided the relevant provisions of NI 45-102 are otherwise complied with;

(b)	in respect of the Subsequent Funding First Warrants, means the period commencing from the Subsequent First Convertible Security Closing at the Request of the Company or the Subsequent First Convertible Security Closing at the Request of the Investor, as the case may be, and ending on the date that is four (4) months and one (1) calendar day after the Subsequent First Convertible Security Closing at the Request of the Company or the Subsequent First Convertible Security Closing at the Request of the Investor, as the case may be, provided the relevant provisions of NI 45-102 are otherwise complied with;

(c)	in respect of the Second Convertible Security and the Second Warrants, means the period commencing from the Second Closing Date and ending on the date that is four (4) months and one (1) calendar day after the Second Closing Date, provided the relevant provisions of NI 45-102 are otherwise complied with; and

(d)	in respect of the Subsequent Funding Second Warrants, means the period commencing from the Subsequent Second Convertible Security Closing and ending on the date that is four (4) months and one (1) calendar day after the Subsequent Second Convertible Security Closing, provided the relevant provisions of NI 45-102 are otherwise complied with.

Losses has the meaning given to that term in clause 16.2(a).

Market Cap / Cash Balance Conversion has the meaning given to this term in clause 5.1(d).

Market Cap / Cash Balance Conversion Amount has the meaning given to this term in clause 5.1(d).

Market Cap / Cash Balance Conversion Event means if any of the following occur:

(a)	the aggregate of the Company’s cash (and cash equivalents) fall below US$1,000,000;

(b)	the Market Capitalisation of the Company is below C$77,000,000; or

(c)	the Market Capitalisation of the Company is above C$175,000,000.

Market Cap / Cash Balance Conversion Notice has the meaning given to this term in clause 5.1(d).

Market Cap / Cash Balance Conversion Shares has the meaning given to this term in clause 5.1(d).

Market Capitalisation means the number of Shares outstanding as of the relevant date of determination multiplied by the VWAP of the Shares for one Trading Day calculated as at the close of trading on the TSX on such Trading Day.

Material Adverse Effect means a material adverse effect on:

(a)	the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole; or

(b)	the ability of the Company to perform its obligations under this Agreement.

Material Subsidiaries means Elk Creek Resources Corp. and 0896800 B.C. Ltd.

Materials has the meaning given to that term in clause 7.1(u)(i).

Misrepresentation has the meaning given to that term under Canadian Securities Laws applicable in the Province of British Columbia.

Money Laundering Laws has the meaning given to that term in clause 7.1(t).

New York Business Day means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

NI 45-102 means National Instrument 45-102 Resale of Securities.

NI 45-106 means National Instrument 45-106 Prospectus Exemptions.

OFAC has the meaning given to that term in clause 7.1(r).

Pari Passu Amount has the meaning given to that term in clause 10.5(d).

Party means a party to this Agreement.

PFIC has the meaning given to that term in clause 8.1(m).

Priority Offering Notice has the meaning given to that term in clause 10.4(b).

Priority Offering Response Notice has the meaning given to that term in clause 10.4(d)..

Pro Rata Interest means, on any date, the security ownership interest of the Investor and its Affiliates in the Company, expressed as a percentage, equal to (i) the aggregate number of outstanding Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by the Investor and its Affiliates; divided by (ii) the aggregate number of outstanding Shares. For purposes of this calculation, the Shares issuable upon the exercise or conversion of any Convertible Security or other convertible securities beneficially owned by the Investor or its Affiliates shall be deemed to be outstanding for purposes of (i) and (ii) above of this calculation.

Proceeding has the meaning given to that term in clause 16.2(a)(v).

Prohibited Transaction means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a)	any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive Shares:

(i)	at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares; or

(ii)	at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events;

but excluding warrants that may be repriced by the Company, or

(b)	any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favourable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect. For the avoidance of doubt, rights issuances, shareholder purchase plans, employee share ownership plans, convertible securities, or equity issuances, based on the Company's trading price but each at a fixed price per Share, are not Prohibited Transactions.

Prospectus Event means the issuance by the British Columbia Securities Commission of a final receipt in respect of a short form prospectus filed by the Company qualifying the distribution of i) the First Convertible Security and ii) the Investor’s Shares issuable on exercise of the First Warrants.

Property has the meaning given to that term in clause 10.5(a).

Public Record means the documents filed by the Company with the Canadian securities regulatory authorities under the Company’s profile on the SEDAR website (www.sedar.com).

Register of the Convertible Securities means a register of the Convertible Securities recording the initial issuance of the relevant Convertible Security, its Face Value, any Conversion and the Amount Outstanding.

Relevant Information has the meaning given to that term in clause 17.14(a).

Second Closing has the meaning given to that term in clause 2.1(g).

Second Closing Date means, if the Investor has given the Company a Second Convertible Security Notice Investor Response under clause 2.1(f), the later of the date falling:

(a)	thirty (30) calendar days after the Second Closing Notification Date; and

(b)	ten (10) Trading Days after the Investor has given the Company a Second Convertible Security Notice Investor Response under clause 2.1(f),

Second Closing Fee means an amount payable by the Company to the Investor on the Second Closing Date, as consideration for the Investor effecting the Second Closing, and which shall equal 3% of the Funded Amount as determined in accordance with clause 3.1(b).

Second Closing Notification Date means the date on which at least 80% of the Face Value of the First Convertible Security has been converted or repaid to the Investor, provided that at such time: (a) the Market Capitalisation of the Company is above C$90,000,000, and (b) the Company has at least US$1,000,000 of cash on its balance sheet.

Second Convertible Security has the meaning given to that term in clause 2.1(g).

Second Convertible Security Increase Notice has the meaning given to that term in clause 2.1(i).

Second Convertible Security Notice has the meaning given to that term in clause 2.1(e).

Second Convertible Security Notice Investor Response has the meaning given to that term in clause 2.1(f).

Second Warrants means that number of warrants to purchase Shares to which the Investor is entitled pursuant to the Second Warrants Calculation Formula, exercisable at the Warrants Exercise Price on or before the date falling thirty-six (36) months after their issue, granted in accordance with the terms and conditions set out in Annexure A.

Second Warrants Calculation Formula means the number (N) determined pursuant to the following formula:

(the Funded Amount / VWAP per Share during the five (5) consecutive Trading Days immediately before the Second Closing Date) X 0.50 = N.

Securities means each of the Investor’s Shares, Convertible Securities, and Warrants, and all of the Investor’s Shares, Convertible Securities and the Warrants collectively.

Securities Commissions means, collectively, the securities commissions or other securities regulatory authorities in the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick.

Security Structure Event means any consolidation, subdivision or any payment of a special dividend in Shares of the Company or distribution of Shares of the Company to holders of its outstanding Shares, which for the avoidance of doubt, does not include a rights offering, private placement or public offering of Shares.

Securities Termination Event means any of the following has occurred:

(a)	trading in securities generally in Canada or the United States has been suspended or limited for a consecutive period of greater than five (5) Business Days; or

(b)	a banking moratorium has been declared by Canada, the United States or the New York State authorities and is continuing for a consecutive period of greater than five (5) Business Days.

Share means a fully paid common share in the capital of the Company and includes (where applicable) Investor’s Shares.

Share Custodian means the share custodian notified by the Investor to the Company under clause 10.15.

Share Maximum has the meaning given to this term in clause 5.4(a)..

Subsidiary has the meaning given to that term in the Corporations Act.

Subsequent First Convertible Security Closing at the Request of the Company has the meaning given to that term in the clause 2.1(d).

Subsequent First Convertible Security Closing at the Request of the Investor has the meaning given to that term in the clause 2.1(c).

Subsequent Funding First Warrants means that number of warrants to purchase Shares to which the Investor is entitled pursuant to the Subsequent Funding First Warrants Calculation Formula, exercisable at the Warrants Exercise Price on or before the date falling thirty-six (36) months after their issue, granted in accordance with the terms and conditions set out in Annexure A.

Subsequent Funding First Warrants Calculation Formula means the number (N) determined pursuant to the following formula:

(US$1,000,000 / VWAP per Share during the five (5) consecutive Trading Days immediately before the Subsequent First Convertible Security Closing) X 0.50 = N

Subsequent Funding Second Warrants means that number of warrants to purchase Shares to which the Investor is entitled pursuant to the Subsequent Funding Second Warrants Calculation Formula, exercisable at the Warrants Exercise Price on or before the date falling thirty-six (36) months after their issue, granted in accordance with the terms and conditions set out in Annexure A.

Subsequent Funding Second Warrants Calculation Formula means the number (N) determined pursuant to the following formula:

((the Funded Amount X 0.20) / VWAP per Share during the five (5) consecutive Trading Days immediately before the Subsequent Second Convertible Security Closing) X 0.50 = N.

Subsequent Second Convertible Security Closing has the meaning given to that term in the clause 2.1(i).

Subsequent Offering has the meaning given to that term in clause 10.4(a).

Tax means (a) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (a) above or this clause (b); (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (d) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other person or as a result of being a transferee or successor in interest to any Party.

Term means:

(c)	in respect of the First Convertible Security, the period commencing from the First Closing Date and ending on the date that is the earlier of: (i) twenty-four (24) months from the First Closing Date; or (ii) thirty (30) calendar days after the date on which there is nil Amount Outstanding for the First Convertible Security due to the Amount Outstanding having been fully converted and/ or fully repaid (including with any applicable premium); and

(d)	in respect of the Second Convertible Security, the period commencing from the Second Closing Date and ending on the date that is the earlier of: (i) twenty-four (24) months from the Second Closing Date; or (ii) thirty (30) calendar days after the date on which there is nil Amount Outstanding for the Second Convertible Security due to the Amount Outstanding having been fully converted and/ or fully repaid (including with any applicable premium).

Toronto Business Day means a day, other than a Saturday or Sunday, on which banks in Toronto, Ontario are open for the general transaction of business.

Total Interest Amount means the total interest amount on any of the Convertible Securities, based on an implied interest rate of 10% per annum.

Trading Day means a day on which the TSX is open for the buying and selling of securities.

Transaction Documents means this Agreement and all Warrant certificates issued under this Agreement

TSX means the Toronto Stock Exchange.

TSX Rules means the TSX Company Manual.

US$ or US dollars means US dollars, the lawful currency of the United States of America.

US Securities Laws means all applicable U.S. federal and state securities laws including the respective rules and regulations made thereunder together with applicable rules, policies, notices, discretionary rulings and orders issued by applicable securities regulatory authorities having application, all as the same are in effect at the date hereof.

Vancouver Business Day means a day, other than a Saturday or Sunday, on which banks in Vancouver, British Columbia are open for the general transaction of business.

VWAP means the volume weighted average trading price of the Shares, calculated by dividing the total value by the total volume of the Shares traded for the relevant period.

Warrants means the First Warrants, the Subsequent Funding First Warrants, the Second Warrants and the Subsequent Funding Second Warrants (and Warrant means any single Warrant of any one of them).

Warrants Exercise Price means:

(a)	for the First Warrants, the price per Share equal to 120% of the VWAP per Share (in Canadian dollars) for the five (5) consecutive Trading Days immediately before the Execution Date (provided that if the resultant VWAP number contains four or more decimal places, such number will be rounded to the nearest four decimal places) subject to all adjustments pursuant to this Agreement;

(b)	for the Subsequent Funding First Warrants, the price per Share equal to 120% of the VWAP per Share (in Canadian dollars) for the five (5) consecutive Trading Days immediately before the Subsequent First Convertible Security Closing at the Request of the Company or the Subsequent First Convertible Security Closing at the Request of the Investor, as the case may be (provided that if the resultant VWAP number contains four or more decimal places, such number will be rounded to the nearest four decimal places) subject to all adjustments pursuant to this Agreement;

(c)	for the Second Warrants, the price per Share equal to 120% of the VWAP per Share (in Canadian dollars) for the five (5) consecutive Trading Days immediately before the Second Closing Date (provided that if the resultant VWAP number contains four or more decimal places, such number will be rounded to the nearest four decimal places) subject to all adjustments pursuant to this Agreement; and

(d)	for the Subsequent Funding Second Warrants, the price per Share equal to 120% of the VWAP per Share (in Canadian dollars) for the five (5) consecutive Trading Days immediately before the Subsequent Second Convertible Security Closing, as the case may be (provided that if the resultant VWAP number contains four or more decimal places, such number will be rounded to the nearest four decimal places) subject to all adjustments pursuant to this Agreement.

in each case, subject to all adjustments pursuant to this Agreement.

1.2	Interpretation

The following rules apply unless the context requires otherwise.

(a)	Headings and sub-headings used in this Agreement are used for convenience only and do not affect interpretation.

(b)	The singular includes the plural, and the converse also applies.

(c)	A gender includes all genders.

(d)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to a clause is a reference to a clause of this Agreement.

(f)	Mentioning anything after “includes”, “including”, “for example”, or similar expressions, does not limit what else might be included.

(g)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented or novated.

(h)	Each reference to the word “person” in this Agreement will be deemed to include an individual, corporation, partnership, trust, incorporated or unincorporated association or body, joint venture, limited liability company, joint stock company, government (or any agency or subdivision), and other entity of any kind.

(i)	As used in this Agreement, references to the Recitals, clauses, Disclosure Schedule and the Annexures are references, respectively, to the Recitals of, clauses of, Disclosure Schedule to, and the Annexures to, this Agreement unless otherwise indicated.

(j)	The Disclosure Schedule and the Annexures identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement.

(k)	Where a Closing Date falls on a day that is not a New York Business Day, a Vancouver Business Day or a Toronto Business Day, the Closing will occur on the day that is the next day that is a New York Business Day, Vancouver Business Day and Toronto Business Day.

(l)	Where a Conversion Date falls on a day that is not a New York Business Day, a Vancouver Business Day or a Toronto Business Day or a day on which the TSX is not open for trading, the relevant Conversion will occur on the day that is the next day that is a New York Business Day, a Vancouver Business Day or a Toronto Business Day or a day on which the TSX is open for trading.

(m)	References in this Agreement to volume of trading of Shares and market price of Shares will be determined by reference to the calculations from the trading of such Shares on the TSX, or if the Shares are not hereafter listed on TSX, such other primary stock exchange or stock market upon which the Shares of the Company may be listed from time-to-time hereafter.

(n)	Any reference to time on a given day, excluding in connection with the meaning of Business Hours herein, shall be a reference to the local time in New York, New York on such day.

(o)	This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

2	Convertible Securities

2.1	Convertible Securities

On the terms and subject to the conditions of this Agreement, and in reliance on the respective representations and warranties of the Parties set out in this Agreement:

(a)	within ten (10) Trading Days of the Execution Date or such later date as may be determined in accordance with the provisions of this Agreement (the First Closing Date), the Investor will advance to the Company US$4,500,000 (of which US$1,500,000 will be delivered into Escrow in accordance with the Escrow Agreement and constitute a conditional advance only to the Company), which following the set off of the US$135,000 First Closing Fee under clause 3.1(a) will result in the Investor being required to advance the Company US$4,365,000 (subject to any additional set off in this Agreement and the Escrow) (First Closing) in consideration of which the Company shall issue (and at the First Closing will be deemed to have issued) to the Investor an uncertificated convertible security with a face value of US$5,400,000 (Face Value of the First Convertible Security) (representing a funding amount of US$4,500,000 plus an implied 10% interest rate per annum for the Term) on the terms set out in this Agreement (the First Convertible Security) all subject to the Escrow, and if the Escrowed Amount is not released to the Company in accordance with the Escrow Agreement the Face Value of the First Convertible Security will be reduced by an equivalent amount upon return of the Escrowed Amount to the Investor. For greater certainty if the Escrowed Amount is returned to the Investor in accordance with the Escrow Agreement, the Company agrees that it shall have no claim of any sort against the Investor for failure to advance US$4,500,000 under this 2.1(a);

(b)	if the Company exercises its buy-back rights under clause 5.1(a) during the Initial Period in respect of the First Convertible Security, the Face Value of the First Convertible Security shall be reduced by US$450,000;

(c)	at any time during the Term of the First Convertible Security, so long as any part of the Face Value of the First Convertible Security remains outstanding, the Investor may (at its absolute discretion) issue the Company with a written notice that it intends to increase the amount of the funding advanced under the First Convertible Security (First Convertible Security Increase Notice from the Investor) and within five (5) Trading Days of the issue of the First Convertible Security Increase Notice from the Investor, the Investor will advance to the Company, in immediately available funds a further US$1,000,000 (subject to any additional set off in this Agreement) with an implied interest rate of 10% per annum (being a Total Interest Amount of US$200,000 regardless of whether the Conversion and/or repayment of the entire Amount Outstanding for the First Convertible Security occurs before the expiry of the Term, subject to clause 5.4(d)), as additional consideration for the First Convertible Security, the Face Value of the First Convertible Security of which will increase by US$1,200,000 (representing a further funding amount of US$1,000,000 plus an implied interest amount of US$200,000) (the date on which such funds are received from the Investor by the Company constituting the Subsequent First Convertible Security Closing at the Request of the Investor);

(d)	if the Amount Outstanding of the First Convertible Security has been reduced by at least US$1,200,000 further to the exercise by the Investor of its conversion rights under clause 5.2 hereunder, the Company may, within 90 days of the US$1,200,000 reduction, issue the Investor with a written notice requiring the Investor to increase the amount of the funding advanced under the First Convertible Security (First Convertible Security Increase Notice from the Company) and within thirty (30) Trading Days of the issue of the First Convertible Security Increase Notice from the Company, the Investor will advance to the Company, subject to no prior or current Event of Default and provided that at such time (i) the Market Capitalisation of the Company is above C$90,000,000, and (ii) the Company has at least US$1,000,000 of cash on its balance sheet in immediately available funds a further US$1,000,000 (subject to any additional set off in this Agreement) with an implied interest rate of 10% per annum (being a Total Interest Amount of US$200,000 regardless of whether the Conversion and/or repayment of the entire Amount Outstanding for the First Convertible Security occurs before the expiry of the Term, subject to clause 5.4) as additional consideration for the First Convertible Security, the Face Value of the First Convertible Security of which will increase by US$1,200,000 (representing a further funding amount of US$1,000,000 plus an implied interest amount of US$200,000) (the date on which such funds are received from the Investor by the Company constituting the Subsequent First Convertible Security Closing at the Request of the Company);

(e)	the Company must, no more than thirty (30) calendar days following the Second Closing Notification Date, give a written notice (Second Convertible Security Notice) to the Investor that provides either:

(i)	a non-retractable request that the Investor advance to the Company, subject to any right of set-off set forth in this Agreement, in immediately available funds, an additional amount of money that is between US$1,000,000 to US$6,000,000 (subject to adjustment as the case may be under clause 2.1(f)(iii), the Funded Amount) in consideration of which the Company shall issue (and at the Second Closing Date will be deemed to have issued) to the Investor the Second Convertible Security; or

(ii)	notice that the Company has elected not to issue a Second Convertible Security, provided that a failure to give such notice in time will be deemed to be a notice under this clause 2.1(e)(ii);

(f)	if the Company issues a Second Convertible Security Notice under clause 2.1(e)(i), the Investor must, within twenty (20) calendar days of receiving the Second Convertible Security Notice, give a written notice (Second Convertible Security Notice Investor Response) to the Company that provides that the Investor has elected:

(i)	not subscribe for the Second Convertible Security;

(ii)	to subscribe for the Second Convertible Security at the Funded Amount specified in the Second Convertible Security Notice; or

(iii)	to subscribe for the Second Convertible Security provided the Company is willing to agree to a revised Funded Amount as notified to it by the Investor in its Second Convertible Security Notice Investor Response and that is between US$1,000,000 and US$6,000,000.

(g)	if the Investor issues a Second Convertible Security Notice Investor Response to the Company under clause 2.1(f)(ii), then on the Second Closing Date, the Investor will advance to the Company the Funded Amount less the Second Closing Fee under clause 3.1(b) (subject to any additional set off in this Agreement) in consideration of which the Company shall issue (and at the Second Closing will be deemed to have issued) to the Investor an uncertificated convertible security (the Second Convertible Security) with a face value equal to 120% of the Funded Amount (Face Value of the Second Convertible Security) (the Second Closing);

(h)	if the Company exercises its buy-back rights under clause 5.1(a) during the Initial Period in respect of the Second Convertible Security and the Second Warrants then, notwithstanding clause 2.1(g), the Face Value of the Second Convertible Security will instead thereafter be equal to 110% of the Funded Amount;

(i)	at any time during the Term of the Second Convertible Security, so long as any part of the Face Value of the Second Convertible Security remains outstanding, the Investor may (at its absolute discretion) issue the Company with a written notice that it intends to increase the amount of the funding advanced under the Second Convertible Security (Second Convertible Security Increase Notice) and within five (5) Trading Days of the issue of the Second Convertible Security Increase Notice the Investor will advance to the Company, in immediately available funds a further 20% of the Funded Amount (subject to any additional set off in this Agreement) with an implied interest rate of 10% per annum (regardless of whether the Conversion and/or repayment of the entire Amount Outstanding for the Second Convertible Security occurs before the expiry of the Term, subject to clause 5.4(b)), as additional consideration for the Second Convertible Security, the Face Value of the Second Convertible Security of which will increase by an aggregate of 20% of the Funded Amount plus an implied interest rate of 10% per annum (the date on which such funds are received from the Investor by the Company constituting the Subsequent Second Convertible Security Closing); and

(j)	if the:

(i)	Company issues a Second Convertible Security Notice under clause 2.1(e)(ii); or

(ii)	the Investor issues a Second Convertible Security Notice Investor Response under clause 2.1(f)(i),

the Investor will be under no obligation to subscribe for, and the Company will be under no obligation to issue, the Second Convertible Security.

2.2	Interest

If as a result of a Conversion it is determined by the Investor or a court of competent jurisdiction that the effective rate of interest paid or payable on the Amount Outstanding or the Face Value is an effective rate of interest greater than the maximum prescribed in section 347(1)(b) of the Criminal Code (Canada), then the Parties shall take such steps, and modify this Agreement in such manner, so that the effective rate of interest paid or payable does not contravene such section, including, if required, by the repayment by the Investor to the Company of a sufficient amount of interest that was originally set-off from the Face Value so that the resulting amount of interest received by the Investor does not result in an effective rate of interest greater than that permitted.

3	Closing Fees and Warrants

3.1	Closing Fees

At, or prior to, the:

(a)	First Closing, the Company must pay the First Closing Fee to the Investor, which payment must be paid and discharged by the Company by being offset against the funding obligation of the Investor under clause 2.1(a), such that the Investor pays US$4,365,000 at the First Closing for the First Convertible Security; and

(b)	Second Closing (if it occurs), the Company must pay the Second Closing Fee to the Investor, which payment must be paid and discharged by the Company by being offset against the funding obligation of the Investor under clause 2.1(g), such that the Investor pays the Funded Amount less 3% of the Funded Amount at the Second Closing for the Second Convertible Security.

3.2	Closing Warrants

At, or prior to, the:

(a)	First Closing, the Company shall grant to the Investor or Designated Warrant Holder the First Warrants;

(b)	Subsequent First Convertible Security Closing at the Request of the Investor (if it occurs), the Company shall grant to the Investor or Designated Warrant Holder the Subsequent Funding First Warrants;

(c)	Subsequent First Convertible Security Closing at the Request of the Company (if it occurs), the Company shall grant to the Investor or Designated Warrant Holder the Subsequent Funding First Warrants;

(d)	Second Closing (if it occurs), the Company shall grant to the Investor or Designated Warrant Holder the Second Warrants; and

(e)	Subsequent Second Convertible Security Closing (if it occurs), the Company shall grant to the Investor or Designated Warrant Holder the Subsequent Funding Second Warrants.

4	Conditions Precedent to Closing

4.1	Conditions Precedent to Closing – Investor

The Investor will have no obligation to pay or advance the amounts under clause 2.1(a), 2.1(b), 2.1(g) or clause 2.1(i) (as and if applicable) to the Company or to effect the relevant Closing, unless and until the following conditions are fulfilled, or waived in writing by the Investor, by no later than immediately prior to the relevant Closing:

(a)	The Company has delivered or caused to be delivered to the Investor, and the Investor has received, the following:

(i)	a copy of the resolutions duly adopted by the Board of Directors of the Company, including those in the form attached as Annexure B;

(ii)	an executed copy of each of the documents required by clause 10.5;

(iii)	copies of such additional documents (including evidence demonstrating all relevant approvals have been obtained from each person who is a party to an agreement with the Company where the transactions contemplated by a Closing would otherwise contravene, breach or constitute an event of default under that agreement with such person, as applicable), certificates, payments, assignments, transfers and other deliveries as the Investor or its legal counsel may reasonably request and as are customary in Canada to effect a closing of the matters contemplated at the First Closing and the Second Closing (as applicable) under this Agreement; and

(iv)	the flow of funds request, substantially in the form set out in Annexure C (Funds Flow Request).

(b)	Where the relevant Closing, or the issue of the relevant Convertible Security, or Warrants, may not be effected under Canadian Securities Laws or the Corporations Act in the absence of shareholder approval, the Company has obtained all shareholder approvals for the purposes of the Corporations Act and any Canadian Securities Laws and delivered to the Investor, and the Investor has received, documentary evidence (reasonably satisfactory to the Investor) of such shareholder approval having been obtained.

(c)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

(d)	Any and all consents, permits, approvals, registrations, waivers and documents, in the reasonable opinion of the Investor are necessary or appropriate for the consummation of those Contemplated Transactions that would be consummated at the relevant Closing, have been issued by the Company and received by the Investor and remain in full force and effect.

(e)	The Investor is of the opinion, acting reasonably, that:

(i)	no Event of Default has occurred;

(ii)	no Event of Default would result from the relevant Closing being effected.

(f)	The Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or prior to the relevant Closing.

(g)	The Company has received the conditional approval of the TSX in respect of the issuance of the relevant Convertible Securities or Warrants, as the case may be, and the listing of the Shares underlying such Convertible Securities or Warrants. If the TSX approval received by the Company at the time of the First Closing does not cover the Second Convertible Securities (including the Shares issuable thereunder), the Subsequent Funding First Warrants (including the Shares issuable thereunder), the Second Warrants (including the Shares issuable thereunder) and the Subsequent Funding Second Warrants (including the Shares issuable thereunder), the Company shall have obtained TSX approval in respect of the Second Convertible Securities (including the Shares issuable thereunder), the Second Warrants (including the Shares issuable thereunder), the Subsequent Funding First Warrants (including the Shares issuable thereunder) and the Subsequent Funding Second Warrants (including the Shares issuable thereunder) in the time-frame that will allow the Company to issue such securities to the Investor as provided for under this Agreement.

(h)	The Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions, in accordance with paragraphs (a) – (g) of this clause 4.1 in connection with the relevant Closing.

The Investor may, but is not required to, deem the absence of any notification by the Company prior to the relevant Closing that any conditions to the relevant Closing have not been fulfilled to be an assurance that all conditions to the relevant Closing have been fulfilled.

4.2	Conditions Precedent to Closing – Company

(a)	The Company will have no obligation to effect the relevant Closing, unless and until the following conditions are fulfilled, or waived in writing by the Company, by no later than immediately prior to the relevant Closing.

(i)	The Investor has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Investor as at, or prior to, the relevant Closing.

(ii)	The representations and warranties of the Investor contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

(iii)	The Company has received the conditional approval of the TSX in respect of the issuance of the relevant Convertible Securities or Warrants, as the case may be, and the listing of the Shares underlying such Convertible Securities or Warrants. If the TSX approval received by the Company at the time of the First Closing does not cover the Second Convertible Securities (including the Shares issuable thereunder), the Subsequent Funding First Warrants (including the Shares issuable thereunder), the Second Warrants (including the Shares issuable thereunder) and the Subsequent Funding Second Warrants (including the Shares issuable thereunder), the Company shall have obtained TSX approval in respect of the Second Convertible Securities (including the Shares issuable thereunder), the Second Warrants (including the Shares issuable thereunder), the Subsequent Funding First Warrants (including the Shares issuable thereunder) and the Subsequent Funding Second Warrants (including the Shares issuable thereunder) in the time-frame that will allow the Company to issue such securities to the Investor as provided for under this Agreement.

5	Buy-Back, Market Cap / Cash Balance Conversion Event and Conversion of the Convertible Security

5.1	Buy-Back and Market Cap /Cash Balance Conversion Event

(a)	In its sole discretion, the Company may buy-back the Amount Outstanding of a Convertible Security at any time for an amount equal to the Amount Outstanding for that Convertible Security. In the event of the Company electing to exercise its right under this clause 5.1(a), it must issue the Investor with a buy-back notice for the relevant Convertible Security (Buy-Back Notice), and upon receipt of a Buy-Back Notice, the Investor will have the option to convert an amount of the Amount Outstanding up to 30% of the Face Value of the Convertible Security into Shares at the Investor's discretion (subject to clause 5.4), at the Conversion Price (Buy-Back Conversion Option).

(b)	If the Investor wishes to exercise the Buy-Back Conversion Option, it must, within five (5) Business Days of receiving a Buy-Back Notice, issue a buy-back conversion notice (Buy-Back Conversion Notice) to the Company specifying the dollar value of the Amount Outstanding (which may be up to 30% of the original Face Value of the Convertible Security, subject to clause 5.4) which it requires be converted into Shares (Buy-Back Conversion Shares) at the Conversion Price (Buy-Back Conversion Amount).

(c)	Upon issuing a Buy-Back Notice to the Investor, the Company irrevocably and unconditionally agrees to (as applicable), within five (5) Business Days of receiving the Buy-Back Conversion Notice, or if no Buy-Back Conversion notice is received then within ten (10) Business Days of issuing the Buy-Back Notice (the Buy-Back Conversion Date):

(i)	pay to the Investor in immediately available funds the Buy-Back Amount Outstanding in respect of the relevant Convertible Security, less any Buy-Back Conversion Amount requested by the Investor in a Buy-Back Conversion Notice that is permitted hereunder to be settled with Buy-Back Conversion Shares; and

(ii)	issue the Buy-Back Conversion Shares (if applicable) to the Investor, in accordance with its relevant obligations under clause 5.2.

(d)	If and for so long as a Market Cap / Cash Balance Conversion Event subsists, the Investor will have the right (in its sole discretion) to on one (1) Business Day written notice, require the Company to convert such dollar amount of the Amount Outstanding of a Convertible Security (subject to clause 5.4) (Market Cap / Cash Balance Conversion Amount) into Shares at the Conversion Price (Market Cap / Cash Balance Conversion Shares) as advised in writing by the Investor in the written notice (Market Cap / Cash Balance Conversion Notice) (Market Cap / Cash Balance Conversion).

(e)	Upon receiving a Market Cap / Cash Balance Conversion Notice from the Investor, the Company must, in accordance with its relevant obligations under clause 5.2, issue the Market Cap / Cash Balance Conversion Shares to the Investor within three (3) Business Days (the Market Cap / Cash Balance Conversion Date).

(f)	For the avoidance of doubt, once a Market Cap / Cash Balance Conversion Event no longer subsists, the Investor’s right to issue a Market Cap / Cash Balance Conversion Notice under clause 5.1(d) ceases immediately, however, the Company must comply with any Market Cap / Cash Balance Conversion Notice issued prior to that time.

(g)	For greater certainty, upon the Company complying with the obligations in clause 5.1(c) the Company will have satisfied all obligations to pay the Amount Outstanding to Investor and may at any time thereafter terminate this Agreement by providing written notice to the Investor, following which, the provisions of clause 15.2 will apply.

5.2	Conversion of the Convertible Security

Subject to the obligations set out in clause 5.1, the Investor is permitted to convert each Convertible Security into Shares subject to the following terms and conditions.

(a)	The Investor may in its sole discretion one or more times and from time-to-time during the relevant period and the Term for a Convertible Security provide the Company a conversion notice (Conversion Notice) under this clause 5.2(a) indicating that it requires a Conversion of the Convertible Security.

(b)	Upon receipt by the Company of a Conversion Notice pursuant to clause 5.2(a), the Company will effect a Conversion of the relevant Convertible Security or the part thereof specified by the Investor in its Conversion Notice using the relevant Conversion Price, by issuing and delivering Shares (in the number determined pursuant to clause 5.2(f)) to the Investor or its nominee on the Conversion Date (as defined below).

(c)	The Parties acknowledge and agree, during the Lock-up Period:

(i)	the Investor may deliver a Conversion Notice pursuant to clause 5.2(a) one or more times and from time-to-time; and

(ii)	the Investor may deliver a Market Cap/ Cash Balance Conversion Notice in accordance with clause 5.1(d); and

(iii)	Investor will abide by and follow the restrictions on transfer under applicable securities laws and the TSX Rules for those Securities subject to a Lock-up Period, and acknowledges that certificates representing such Securities will bear a restrictive legend if required under applicable securities laws and the TSX Rules.

(d)	A Conversion Notice delivered pursuant to clause 5.2(a) will specify:

(i)	the date by which the Investor requires Conversion to occur, giving at least one (1) Business Day notice (Conversion Date);

(ii)	within one (1) Business Day of receiving the Conversion Notice, the Company will take the required actions in order for the Conversion to occur on the Conversion Date;

(iii)	notwithstanding clauses 5.2(d)(i) and 5.2(d)(ii), in the event the Company, despite its best efforts is unable to complete the Conversion on the Conversion Date due to additional time being required by the Share Custodian or other relevant third party, the Conversion Date may be delayed up to five (5) Business Days from the date upon which the Company received the Conversion Notice;

(iv)	the Conversion Amount(s), which will be (i) in respect of the First Convertible Security, up to an aggregate US$275,000 on a monthly basis, and (ii) in respect of the Second Convertible Security, up to 1/12th of the Face Value of the Second Convertible Security on a monthly basis, or, in each case, up to the amount set forth below, if applicable, in all cases subject to the limitations set forth in clause 5.4:

(A)	if the Amount Outstanding in respect of the First Convertible Security is less than US$275,000, the Conversion Amount will be the Amount Outstanding in respect of the First Convertible Security;

(B)	if the Amount Outstanding in respect of the Second Convertible Security is less than 1/12th of the Face Value of the Second Convertible Security, the Conversion Amount will be 1/12th of the Amount Outstanding in respect of the Second Convertible Security;

(C)	in respect of the Second Convertible Security, to the extent that 20% of the Company’s total traded dollar volume traded in the 20 days (the 20 Day Volume) prior to a Conversion Notice exceeds 1/12 of the 1/12th of the Face Value of the Second Convertible Security, the Investor may convert an Amount Outstanding equal to 20% of the 20 Day Volume, to a maximum of 3/12th of the Face Value of the Second Convertible Security or to such higher maximum that may be agreed to by the Company and the Investor; and

(D)	if an Event of Default has occurred, the Conversion Amount may be any amount up to the Amount Outstanding in the Investor’s discretion.

(e)	In respect of the First Convertible Security and the Second Convertible Security, to the extent that the Company’s traded dollar volume in any seven (7) day period exceeds US$1,000,000, the Investor shall have the right, but not the obligation, to issue a further Conversion Notice allowing for the Conversion of up to an additional maximum Amount Outstanding of US$750,000 in any rolling 30 day period, or such other amount mutually agreed upon by the Company and the Investor.

(f)	The number of Conversion Shares that the Company shall issue and deliver on a Conversion will be determined by dividing the Designated CAD Equivalent Amount of that Conversion Amount, calculated as at the Business Day immediately preceding the date on which the Conversion Shares are issued, by the relevant Conversion Price, provided that if the resultant number contains a fraction, such number will be rounded down to the next lowest whole number.

(g)	On or prior to each Conversion Date, the Investor will provide the Company with a notice of the relevant Conversion Price applicable to the Conversion due to be effected on such Conversion Date, setting out the manner in which such Conversion Price was calculated by the Investor.

(h)	The Company shall deliver to the Investor the Conversion Shares on the Conversion Date to which it is entitled under this clause, and where the Conversion Date is on or prior to the end of the Lock-Up Period, Conversion Shares will be delivered as physical certificates bearing the legend contemplated forth in clause 5.2(c)(iii), but provided that where the Conversion Date is on a date subsequent to the Lock-Up Period:

(i)	the Investor is entitled to have the legends required under Canadian Securities Laws removed from any previously issued Share or Warrant certificate which the Company undertakes to cause within five (5) Business Days of any request from the Investor, which request shall be accompanied by each applicable Share or Warrant certificate in respect of which the request is made;

(ii)	the Investor is entitled to have any subsequent Conversion Shares issued in an electronic or dematerialized form as determined by the Investor;

(iii)	any Conversion Shares represented in an electronic or dematerialized form will not have the legend contemplated in clause 5.2(c)(iii); and

(iv)	Investor shall provide all such certificates, declarations, and/or opinions reasonably required by the Company, reliance on which is required by Law in order for the Conversion Shares to be issued without United States legends attached.

5.3	Issuing of Investor’s Shares

Subject to clause 5.4, each time the Company is required to issue Shares to the Investor under this Agreement, the Company shall, without delay, take all actions required under Canadian Securities Laws and US Securities Laws in respect of the issuance of such Shares to the Investor, including, to the extent required, filing all required forms with and obtaining all approvals of the TSX that are required. In the event any approvals of the TSX are conditional upon the Company subsequently filing additional information or documentation with the TSX, the Company shall complete all such filings and the Investor shall cooperate to provide any required documentation required to be provided by it in the prescribed time period.

5.4	Limitation on Shares Issuable on Conversion

(a)	Notwithstanding any other provision of this Agreement, but subject to the last paragraph of this clause 5.4, the aggregate number of Investor’s Shares issuable upon Conversion, together with the number of Investor’s Shares issued upon exercise of Warrants, shall not exceed 22,388,029 Shares, as adjusted on a proportionate basis to reflect any Security Structure Event (the Share Maximum), unless and to the extent the Company has obtained approval by its shareholders for the issuance of additional Investor’s Shares in a manner and form required by the TSX, or has otherwise obtained the approval of the TSX to issue Shares in excess of the Share Maximum without shareholder approval.

(b)	If in the opinion of the Investor it is likely that the issuance of Investor’s Shares upon a Conversion, together with the number of Investor’s Shares issued upon exercise of Warrants, would result in the issuance of a number of Shares in excess of the Share Maximum or result in the Investor becoming a "control person" (as defined in the Securities Act (British Columbia)), the Investor may on notice require that the Company call and hold a special or extraordinary meeting of shareholders to seek the required shareholder approval, which the Company shall hold within sixty (60) days of the date that the Investor has delivered notice to the Company.

(c)	If the Share Maximum referred to in clause 5.4(a) above would be exceeded on a Conversion and the Company is unable to obtain the approval of its shareholders for the issuance of additional Investor’s Shares in excess of the Share Maximum, then without limiting any of the Investor’s other rights under this Agreement:

(i)	the Investor may by written notice to the Company (Cash Conversion Notice) require the Company to pay a cash amount to the Investor equal to Y multiplied by $C, where:

Y = the number of new Investor’s Shares required to be issued to the Investor in excess of the Share Maximum; and

$C = the VWAP per Share on the date of issuance of the relevant Conversion Notice,

(Cash Conversion Amount); and

(ii)	upon the Company receiving a Cash Conversion Notice from the Investor, the Company must within five (5) Business Days pay the Investor in immediately available funds the Cash Conversion Amount.

(d)	Notwithstanding any right of Conversion hereunder, Investor will not be entitled to convert that portion of the Amount Outstanding representing the Total Interest Amount until such time as the relevant pro rata amount has accrued in accordance with this clause 5.4(d). For purposes of determining that portion of the Amount Outstanding represented by principal, fees and expenses and the Total Interest Amount in connection with Conversions, in all cases a Conversion will be deemed to apply first to the amounts constituting the principal amount, followed by amounts constituting fees and expenses and with the final balance of the Amount Outstanding representing the Total Interest Amount. The Total Interest Amount will accrue for purposes of this clause 5.4(d) as follows:

(i)	In respect of the US$900,000 Total Interest Amount for the First Convertible Security, in equal monthly increments of US$37,500 commencing at the end of the first month following the issue of the First Convertible Security and the end of each month thereafter for 24 months, provided that if the Subsequent First Convertible Security Closing occurs, the monthly increments will be increased to include the US$200,000 Total Interest Amount arising thereunder, such increase to be apportioned among the remaining amount of the 24 month term in equal amounts; and

(ii)	In respect of the Total Interest Amount for the Second Convertible Security, in equal monthly increments commencing at the end of the first month following the issue of the Second Convertible Security and the end of each month thereafter for 24 months, provided that if the Subsequent Second Convertible Security Closing occurs, the monthly increments will be increased to include the Total Interest Amount arising thereunder, such increase to be apportioned among the remaining amount of the 24 month term in equal amounts.

In the event that a Conversion and/or exercise of Warrants would result in the Investor becoming an “Insider” (as defined in TSX Rules) of the Company, such Conversion and/or exercise of Warrants will be postponed and will not be effective until the TSX has approved a personal information form(s), or waived the requirement therefor, in respect of the Investor. In addition, in the event that a Conversion and/or exercise of Warrants would “materially affect control” (as defined in TSX Rules) of the Company, and/or result in the Investor becoming a "control person" (as defined in the Securities Act (British Columbia)), such Conversion and/or exercise of Warrants will be postponed and will not be effective until the Parties comply with all requirements under TSX Rules and Canadian Securities Laws, as applicable. For greater certainty, if a Conversion and/or exercise of Warrants is postponed in accordance with this clause 5.4(d), such postponement will not constitute an Event of Default.

6	Additional Conditions to Investor’s Shares

6.1	Conditions to issue of Investor’s Shares

The obligation of the Investor to accept an issuance of Investor’s Shares, will be subject to the fulfilment on or before the issuance date of each of the conditions set out below.

(a)	Subject to clause 5.4, all shareholder and regulatory approvals, consents, permits, other approvals, registrations and waivers necessary or appropriate for the issuance of the Investor’s Shares, including under Canadian Securities Laws and US Securities Laws, have been issued and received by the Company and remain in full force and effect.

(b)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made.

(c)	The Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the issuance date.

(d)	No Event of Default has occurred or would result from the Contemplated Transactions occurring on such issuance date being effected.

(e)	The issue and delivery of such Investor’s Shares would not result in the Company being in breach of Canadian Securities Laws, US Securities Laws the Corporations Act or the TSX Rules.

6.2	Consequence of failure to meet conditions

(a)	The Company shall not issue Shares as discharge of all or any part of any Amount Outstanding, to the Investor or its nominee without the prior written consent of the Investor if, on the issue of the relevant Shares, any of the conditions in clause 6.1 have not been fulfilled.

(b)	If the Company issues Shares in breach of sub-clause 6.2(a):

(i)	the relevant Shares will be deemed not to have been accepted by the Investor and the Shares will be surrendered by the Investor for and repurchased for cancellation by the Company, and the Investor agrees to co-operate to effect that repurchase and cancellation. The costs of such repurchase and cancellation will be borne by the Company and the Company shall indemnify the Investor in respect of any liability arising to the Investor in accordance with clause 16.2;

(ii)	the obligation of the Company to deliver Shares in accordance with clause 5 will be deemed not to have been discharged.

7	Representations and Warranties by the Company

7.1	Representations and Warranties

The Company represents and warrants to the Investor, on the Execution Date, at each Closing at each Conversion Date and on the date of issuing any Shares under the Warrants (in each case where qualified by an express reference to the representation or the warranty being given on a particular other date or dates, on that date or dates), that the following statements in this clause 7.1 are true and correct and not misleading, including by omission.

(a)	(Existence) The Company is a corporation incorporated and validly existing in good standing under the laws of British Columbia, with all requisite corporate power and authority to own, use, lease and operate its properties and conduct its business in the manner presently conducted, and is duly qualified to transact business in each jurisdiction where it is so required.

(b)	(Authorisation) The execution and delivery of, and performance by the Company of this Agreement, including, without limitation, to:

(i)	enter into, authorise, execute and deliver the Transaction Documents, including obtaining any shareholder approval required for the issue (as and when required to be issued in accordance with the terms of the Transaction Documents) of the Warrants (and issuing any Shares pursuant to the Warrants), the Investor’s Shares and the Convertible Securities; and

(ii)	enter into, and authorise the performance of, all obligations of the Company as and when required under the Transaction Documents and the Contemplated Transactions, including issuing the Warrants and the Investor’s Shares, has been authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company, its officers, its board of directors, or its security holders in connection with the Transaction Documents or the relevant Contemplated Transactions (except as may be required by the TSX Rules, Canadian Securities Laws and US Securities Laws).

(c)	(No contravention) The entry into the Transaction Documents by the Company and the undertaking of the Contemplated Transactions will not cause the Company to breach or contravene:

(i)	its articles, notice of articles or any of its other constating documents;

(ii)	any agreement it has with any other third party and does not constitute an event of default under any such agreement;

(iii)	any applicable Law;

(d)	(Securities) The Company is authorized to issue an unlimited number of Shares, of which 158,287,652 Shares are issued and outstanding as of the Execution Date.

(e)	(Binding obligations) This Agreement has been duly executed and delivered by the Company, and this Agreement and each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(f)	(Security structure)

(i)	No person is entitled, or purports to be entitled, to any right of first refusal, pre-emptive right, right of participation, or any similar right, to participate in the Contemplated Transactions or otherwise with respect to any securities of the Company.

(ii)	The Company has not granted security with respect to any indebtedness or other equity of the Company other than the CEO Loan.

(iii)	The issuance and sale of any of the Investor’s Shares or the Warrants will not obligate the Company to issue Shares or other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(iv)	Except as described in the Disclosure Schedule:

(A)	there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is, or may be, obligated to issue any equity, equity securities or equity-linked securities of any kind;

(B)	there are no voting, buy-sell, outstanding or authorised stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights relating to the securities of the Company or agreements of any kind among the Company and any person; and

(C)	as of the Execution Date, the Company has repaid all outstanding debt facilities (other than the Company’s credit card facilities up to a maximum credit limit of $100,000) and there is no indebtedness or other equity of the Company that is senior to, or pari passu with, the Convertible Security in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise other than the CEO Loan.

(g)	(Valid issuance) All Investor’s Shares to be issued by the Company pursuant to this Agreement have been duly authorized for issuance and sale by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment of the consideration thereof pursuant to this Agreement, will be outstanding as fully paid and non-assessable Shares, and will not have been issued in violation or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Company or in violation of any Canadian Securities Laws, and will be free and clear of all Liens and restrictions, except for restrictions on transfer imposed by Canadian Securities Laws and US Securities Laws.

(h)	(Reporting Issuer and TSX Listed) The Company is a “reporting issuer” under Canadian Securities Laws in each of the Provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick, and is not currently noted in default of any filing requirement under such securities laws. The Shares of the Company are listed on the TSX. The Company has complied with its obligations to file and deliver any documents required under TSX Rules and the Company is not in material breach, contravention or default of any the TSX Rules and no fact exists which may result in the foregoing.

(i)	(Consents) Prior to each Closing, except for the approval of the TSX and provided there exists applicable exemptions from registration under the US Securities Laws, there are no consents, approvals, authorizations, orders or agreements of any Governmental Authorities or any other persons which may be required for the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities.

(j)	(Regulatory issues) No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company and, to the Company’s knowledge, no investigations or proceedings for such purposes are pending or threatened. To the Company’s knowledge, there is no fact or circumstance that may cause the Company to request or any Governmental Authority to impose any order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities.

(k)	(Material Subsidiaries) The Material Subsidiaries are the only Subsidiaries of the Company that are material to the business and affairs of the Company. The Company owns 100% of the voting and equity interests in the Material Subsidiaries. Except as disclosed in the Public Record, the Company is the sole beneficial owner of the Material Subsidiaries and no other person holds any equity interests or securities exchangeable into securities of any Material Subsidiary or has any agreement, option, warrant, right or privilege (whether pre-emptive or contractual) being capable of becoming an agreement for the purchase, subscription or issuance of any issued or unissued shares or other securities of any Material Subsidiary. Each of the Material Subsidiaries has been duly incorporated or established and is validly existing and in good standing under the laws of its respective jurisdiction of organization with all requisite corporate power and authority to own, use, lease and operate its properties and conduct its business in the manner presently conducted, and is duly qualified to transact business in each jurisdiction where it is so required.

(l)	(No Material Adverse Effect) Except as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, contingent or otherwise) of the Company and its Material Subsidiaries (taken as a whole) from that set forth in the Company’s financial statements for its fiscal year-ended June 30, 2015. Additionally, no event or circumstance subsists which affects the Company or any of its Material Subsidiaries or to which any of the Company’s or any of its Material Subsidiaries’ assets are subject which would, or would be reasonably likely to, have a Material Adverse Effect.

(m)	(Financial Statements) Since the date of the Company’s most recent financial statements (where for these purposes the most recent financial statements means the annual or interim financial statements most recently released to the market and made available in the Public Record):

(i)	the Company has not incurred any liabilities (contingent or otherwise) that remain outstanding, other than in the ordinary course of business;

(ii)	the Company has not altered its method of accounting; and

(iii)	the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

The Company’s most recent financial statements, as well its financial statements for its fiscal year-ended June 30, 2015, have been prepared in accordance with IFRS consistently applied throughout the periods involved and present fairly the consolidated financial position and results of operation and changes in the financial position of the Company for the periods involved, and such accounts fairly present in all material respects the financial condition, financial performance and cash flows of the Company for the periods involved.

(n)	(Litigation)

(i)	There are no material pending actions, suits or proceedings against or affecting the Company, its Material Subsidiaries or any of its or their properties and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(ii)	There has not been, and to the Company’s knowledge there is no, pending or contemplated investigation by any Governmental Authority involving the Company, its Material Subsidiaries or any current or former director or officer of the Company or any of its Material Subsidiaries; and

(iii)	There is no agreement, judgment, injunction, order or decree binding upon the Company or its Material Subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Company or its Material Subsidiaries, any acquisition of property by the Company or any of its Material Subsidiaries other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, be expected to have a Material Adverse Effect on the Company or its Material Subsidiaries.

(o)	(Compliance) Neither the Company nor any Material Subsidiary:

(i)	is in material default under, or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Material Subsidiary under), nor has the Company or any Material Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

(ii)	is in violation of any order of any court, arbitrator or Governmental Authority; or

(iii)	is in violation of any Law in any material respect.

Except as disclosed in the Public Record, the Company and its Material Subsidiaries have received all material permits, licenses and other approvals required of any of them under such Laws, rules, regulations, orders and directions for the conduct of their current business operations, and are in material compliance with all terms and conditions of such permits, licenses or approvals; and have not received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such permits, licenses or approvals. Without limiting the generality of the foregoing, except as disclosed in the Public Record, the Company and each of its Material Subsidiaries has good and marketable title under applicable laws to the licenses that constitute the Elk Creek Project and to all material personal property owned by them in the conduct of their business on the Elk Creek Project, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Material Subsidiaries, or liens and encumbrances otherwise required by applicable Law.

(p)	Except as disclosed in the Public Record, the Company and its Material Subsidiaries: (i) are in material compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws); (ii) have received all material permits, licenses or other approvals currently required of any of them under applicable Environmental Laws to conduct their current business; and (iii) are in material compliance with all terms and conditions of any such permit, licences or approval.

(q)	(Tax returns)

(i)	With such exceptions as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect each of the Company and its Subsidiaries has (A) correctly prepared and duly and on a timely basis filed all tax returns required to be filed by it, (B) paid all Taxes due and payable by it, (C) paid all assessments and reassessments and all other Taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for Taxes payable for any completed fiscal period for which tax returns are not yet required to be filed, (D) duly and timely withheld and remitted or caused to be withheld and remitted, all Taxes required to be withheld and remitted by it, and (E) duly and timely collected and remitted or caused to be collected and remitted, to the appropriate Governmental Authority such Taxes required by Law to be collected and remitted by it;

(ii)	there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any Tax, governmental charge or deficiency by the Company or any of its Subsidiaries;

(iii)	to the knowledge of the Company, other than in the ordinary course of business, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Company or any of its Subsidiaries in respect of Taxes, governmental charges or assessments; and

(iv)	there are no matters under discussion with any governmental authority relating to Taxes, governmental charges or assessments asserted by any such authority, other than income tax audit in the ordinary course of business.

(r)	(OFAC) None of the Company nor any of the Material Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Material Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Material Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

(s)	(No Foreign Corrupt Practices) None of the Company or any of the Material Subsidiaries has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction except as otherwise permitted under applicable law; or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Foreign Corrupt Practices Act (United States) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Material Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

(t)	(Anti-Money Laundering) The operations of each of the Company and the Material Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or its Material Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated

(u)	(Disclosures)

(i)	The materials delivered, and statements made, by the Company and its representatives to the Investor in connection with the Contemplated Transactions (the Materials) do not, as at the time delivered or made, and (in respect of materials delivered and statements made prior to the Execution Date) on the Execution Date:

(A)	contain any untrue statement of a material fact or misleading statement; or

(B)	omit to state a material fact necessary in order to make the statements contained in those Materials, in light of the circumstances under which they were made, not misleading; and

(ii)	The Company has disclosed to the Investor all facts relating to the Company, its business, the Transaction Documents, the Contemplated Transactions, and all other matters which are, to the best of the Company’s knowledge, material to the assessment of the nature and amount of the risk inherent in an investment in the Company.

(v)	(Solvency) No Insolvency Event has been suffered or incurred by the Company or its Subsidiaries.

(w)	(Law) The Company has filed or delivered any documents required under Canadian Securities Laws or the Corporations Act to be filed and delivered, and in each case, within the time period required, and the Company is otherwise in material compliance with Canadian Securities Laws and the Corporations Act and no fact exists which may result in the Company not being in such material compliance with Canadian Securities Laws or the Corporations Act.

(x)	(Entitlement to rely on prospectus exemption) The Company has complied and will comply with Canadian Securities Laws in connection with the offer, sale and issuance of the Investor’s Shares to the Investor and confirms that the Investor’s Shares may be issued to the Investor under Canadian Securities Laws without the requirement of the Company to file a prospectus qualified under such Canadian Securities Laws.

(y)	(Non-public information) Neither the Company nor any person acting on its behalf has provided the Investor or its agents, representatives or counsel with any information that is a “material fact” or “material change” with respect to the Company (as such terms are defined under Canadian Securities Laws) that has not been generally disclosed to the public, and to the Company’s knowledge, the Investor does not possess knowledge of any “material fact”, “material change” with respect to the Company that has not been generally disclosed to the public (and, to the extent this warranty is breached, the Company must immediately release the relevant information to the market).

(z)	(Prohibited Transactions) The Company has not entered or agreed to enter into a Prohibited Transaction that has not been completed.

(aa)	(Absence of Events of Default) No Event of Default and no event which, with notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

(bb)	(U.S. compliance)

(i)	(No general solicitation) Neither the Company nor to its knowledge, any person acting on its behalf, has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D under the 1933 Act) in connection with the offer or sale of the Securities or any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act with respect to the offer or sale of the Securities.

(ii)	(No integrated offering) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security, in a manner, or under circumstances, that:

(A)	would adversely affect reliance by the Company on the provisions of Rule 506(b) of Regulation D under the 1933 Act for the exemption from the registration requirements of the 1933 Act for the Contemplated Transactions;

(B)	would require registration of the sale of the Securities under the 1933 Act; or

(C)	would cause such offer or solicitation to be deemed integrated with the offering of the Securities pursuant to US Securities Laws such that there is no available exemption from registration under the 1933 Act.

(iii)	(Private placement) The offer and sale of the Securities to the Investor as contemplated by this Agreement are exempt from:

(A)	the registration requirements of the 1933 Act by virtue of Rule 506(b) of Regulation D under the 1933 Act; and

(B)	the registration and/or qualification provisions of all US Securities Laws, subject to the Company preparing and filing, within prescribed time periods, any forms or notices required under Regulation D under the 1933 Act or applicable blue sky laws in connection with the offer and sale of the Securities.

(iv)	(No registration required) As at the date of this Agreement, the Company is not required to register its securities under, and is not subject to, the 1933 Act, the Exchange Act, and the rules and regulations under any of the foregoing.

(cc)	(Leases and Mining Interests) The real property, leases and mineral interests set forth as Exhibits to the Deed of Trust constitute all of the real property, leases and mineral interests that constitute the Elk Creek Project, and no other material assets constitute the Elk Creek Project other than those set forth on the Disclosure Schedule.

7.2	Investor's reliance

The Company acknowledges that the Investor has entered into this Agreement in reliance on the Company’s representations and warranties set out in this Agreement.

7.3	Construction of representation and warranties

Each representation and warranty of the Company is to be construed independently of the others and is not limited by reference to any other representation or warranty.

7.4	Disclosures and limitations

(a)	The representations and warranties of the Company set out in clause 7.1 are not limited in any way by information gathered by the Investor, its advisers or representatives.

(b)	The representations and warranties of the Company will be further qualified only to the extent expressly set out in Schedule 1 (the Disclosure Schedule).

7.5	Notice

The Company shall immediately notify the Investor in writing upon becoming aware of any breach of any representation or warranty given by the Company under this Agreement.

8	Representations and Warranties of the Investor

8.1	Representations and warranties

The Investor represents, warrants, covenants and agrees, on the Execution Date, at each Closing, at each Conversion Date and on the date of issuance of any Securities (in each case, except where qualified by an express reference in this clause 8.1 as to the representation or the warranty being given on and as of a particular date or dates, only on and as of that date or dates), that the following are true:

(a)	(Organisation, good standing and qualification)

(i)	The Investor is a validly existing limited liability company and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations under this Agreement;

(ii)	The Investor is in good standing under the laws of the jurisdiction of its place of incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties; and

(iii)	The Investor is not in violation or default of any of the provisions of its limited liability company agreement, certificate of formation, or other organisational or charter documents.

(b)	(Authorisation) The execution, delivery and performance by the Investor of this Agreement have been duly authorised and will each constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)	(Status of Investor) The Investor is purchasing the Securities as principal, is entitled to purchase the Securities without the benefit of a prospectus qualified under Canadian Securities Laws, is, at the Execution Date and at each Closing, an “accredited investor” within the meaning of paragraph (m) of the definition of “accredited investor” in NI 45-106 and was not created, and is not used, solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” in NI 45-106.

(d)	(U.S. compliance – investment intent) The Investor understands that the Securities are and will be when issued, as applicable, “restricted securities” pursuant to Rule 144(a)(3) under the 1933 Act and have not been registered under the 1933 Act or any applicable US Securities Laws, and, accordingly, may not be offered or sold or otherwise transferred, directly or indirectly, except pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in accordance with applicable US Securities Laws. For purposes of assuring that the Investor is not an underwriter within the meaning of Section 2(a)(11) of the 1933 Act for purposes of Rule 502(d) under the 1933 Act, the Investor represents that it:

(i)	is acquiring the Securities as principal for its own account for investment purposes only (as contemplated by the 1933 Act and the rules and regulations promulgated thereunder) and not with a view to or for distributing or reselling such Securities or any part of such Securities, directly or indirectly, in violation of the 1933 Act;

(ii)	has no present intention of distributing any of such Securities in violation of the 1933 Act; and

(iii)	has no arrangement or understanding with any other person or persons regarding the distribution of such Securities in violation of the 1933 Act.

(e)	(Investor status) At the time the Investor was offered the Securities, it was, and at the Execution Date it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor is not, and is not required to be, registered as a broker or dealer under section 15 of the Exchange Act.

(f)	(Adequate information) The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has reviewed such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Securities.

(g)	(General solicitation) The Investor is not purchasing the Securities as a result of any “general solicitation” or “general advertising” (as such terms are used in Regulation D under the 1933 Act) including, without limitation, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine, on the Internet or similar media or broadcast over television or radio or presented at any seminar or in any filing with the United States Securities and Exchange Commission or any other general solicitation or general advertisement or any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act with respect to the offer or sale of the Securities.

(h)	(United States Resale Restrictions) The Investor acknowledges and understands that the Securities, as restricted securities under 1933 Act, have, in addition to any other resale restrictions imposed by the specific terms thereof or by the application of Canadian Securities Laws, the following resale restrictions under US Securities Laws and, for so long as the Securities are restricted securities under Rule 144(a)(3) of the 1933 Act, the Investor hereby agrees to transfer or sell the Securities, directly or indirectly, only: (A) to the Company or (B) outside the United States in accordance with Regulation S under the 1933 Act and pursuant to Canadian Securities Laws, TSX Rules and the terms of this Agreement, (C) pursuant to the exemptions from registration under the 1933 Act provided by (I) Rule 144 thereunder, if available, or (II) Rule 144A thereunder, if available, and in both cases in accordance with applicable state securities laws of the United States, or (D) in a transaction that does not require registration under the 1933 Act or any applicable state securities laws of the United States and, in the case of clauses (C)(I) or (D) above, or if otherwise reasonably required by the Company, the Investor has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect. The Investor has implemented appropriate internal controls and procedures to ensure that the Securities shall be properly identified in its records as restricted securities under the 1933 Act that are subject to the re-sale and transfer restrictions set forth herein notwithstanding the absence of a U.S. restrictive legend or a definitive physical certificate.

(i)	(U.S. Warrant exercise) The Investor understands and acknowledges that the Warrants may not be exercised in the United States or by or on behalf of, or for the account or benefit of, a U.S. Person (as such term is defined in Regulation S under the 1933 Act) or a person in the United States unless an exemption is available from the registration requirements of the 1933 Act and the US Securities Laws, and the Investor or the Designated Warrant Holder, as applicable, has furnished an opinion of counsel, or other evidence, in either case in form and substance satisfactory to the Company, to such effect; provided that the Investor will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants acquired pursuant to the terms of this Agreement, at a time when the Investor or Designated Warrant Holder, as applicable, is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the 1933 Act.

(j)	(U.S. restrictive legend Warrants) In addition to any legends required by Canadian Securities Laws and TSX Rules, the Investor understands and acknowledges that the certificates representing the Warrants issued pursuant to the terms of this Agreement, and all certificates issued in exchange for or in substitution of such certificates shall bear the following legend upon the original issuance of any such Warrants and until the legend is no longer required under applicable requirements of the 1933 Act and US Securities Laws:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A, IF AVAILABLE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REASONABLY REQUIRED BY THE CORPORATION, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE 1933 ACT.”

(k)	(No U.S. registration) The Investor understands and acknowledges that the Company is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of re-sales of the Securities.

(l)	(Shell company status) The Investor understands and acknowledges that if the Company is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, (i) Rule 144 under the 1933 Act may not be available for re-sales of the Securities and (ii) the Company is not obligated to make Rule 144 under the 1933 Act available for re-sales of such Securities.

(m)	(Financial reporting) The Investor understands and acknowledges that (i) the Company’s financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards. IFRS differs in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies and (ii) there may be material Tax consequences to the Investor of an acquisition or disposition of the Securities and the Company gives no opinion and makes no representation with respect to the Tax consequences to the Investor under United States, state, local or foreign Tax law of the undersigned’s acquisition or disposition of the Securities; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (PFIC) within the meaning of Section 1297 of the United States Internal Revenue Code.

(n)	(Share custodian) The Share Custodian in respect of the Investor’s Shares will be as notified by the Investor to the Company on no less than five (5) Business Days' notice in accordance with clause 10.15.

(o)	(OFAC) The Investor represents that no part of the funds that may be used by the Investor for in the transactions contemplated under this Agreement will have been directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulation including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC). The Investor further represents that it and its affiliates are not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order of the U.S. as a terrorist, Specially Designated National and Blocked Person (SDN) or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC. The Investor further represents that it and its affiliates also are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of any SDN.

8.2	Company’s reliance

The Investor acknowledges that the Company has entered into this Agreement in reliance on the Investor’s representations and warranties set out in this clause 8.

8.3	Construction of representation and warranties

Each representation and warranty of the Investor is to be construed independently of the others and is not limited by reference to any other representation or warranty.

8.4	Notice

The Investor will immediately notify the Company upon becoming aware of any material breach of any representation or warranty given by the Investor under this Agreement.

9	Terms of the Warrants

Each Warrant granted in accordance with the terms hereof will have the terms and conditions set out in Annexure A, and the “Exercise Price” (as such term is defined in Annexure A) of the relevant Warrant will be set in accordance with the definition of Warrants Exercise Price.

10	Additional Covenants and Agreements

10.1	U.S. Transfer and Sale Restrictions

Until such time as the applicable hold period under the 1933 Act has elapsed with respect to the Securities and the Investor has provided an opinion of counsel of recognized standing reasonably satisfactory to the Company that the Securities are no longer restricted securities under Rule 144(a)(3) of the Securities Act, the Investor will not transfer or sell the Securities, directly or indirectly, in the United States or to, or for the account or benefit of a U.S. Person (as such term is defined in Regulation S under the 1933 Act), it will not deposit any the Investor Shares with Cede & Co. or any successor thereto, it will not transfer or sell any Securities over the facilities of the OTC Markets Group, Inc. including the OTCQX International and it will cause any nominee holding the Securities on its behalf to comply with re-sale and transfer restrictions contained in this Agreement.

10.2	Ranking of the Investor’s Shares

(a)	The Investor’s Shares will rank equally in all respects with the existing Shares on the date of issue of the Investor’s Shares.

(b)	At each issuance, the Company shall credit all Investor’s Shares as fully paid.

(c)	All Investor’s Shares will be issued free and clear of any Liens.

10.3	Ranking of Investor's interest in each Convertible Securities

(a)	Each Convertible Security will constitute direct, general, and unconditional obligations of the Company and the Company represents and warrants, at the Execution Date and for the period while there is Amount Outstanding, the Convertible Security will, unless otherwise agreed to by the Investor and subject to clauses 10.5(b) and 10.5(d), rank senior to all other debt or loan obligations of the Company including any of the Company’s outstanding bank debt (if any).

(b)	In the event the Company arranges to obtain any debt funding (including convertible debt) or other financial accommodation, which ranks senior to, or pari passu with, a Convertible Security, the Company must notify the Investor about such arrangements (in reasonable detail) (Debt Proceeds Notification), and:

(i)	in the event the proceeds raised or received through such debt funding or financial accommodation (Debt Proceeds) is more than US$2,000,000 and less than US$5,000,000, the Investor may, within 10 Business Days of its receipt of the Debt Proceeds Notification, direct the Company to use up to 50% of the Debt Proceeds to repay the Amount Outstanding on the Convertible Securities;

(ii)	in the event the Debt Proceeds is at least US$5,000,000 but less than US$10,000,000, the Investor may, within 10 Business Days of its receipt of the Debt Proceeds Notification, direct the Company to use the Debt Proceeds to repay up to 50% of the outstanding Face Value of the Convertible Securities; and

(iii)	in the event the Debt Proceeds is US$10,000,000 or more, the Investor may, within 10 Business Days of its receipt of the Debt Proceeds Notification, direct the Company to use the Debt Proceeds to repay up to 70% of the outstanding Face Value of the Convertible Securities.

(c)	In the event the Investor directs the Company to make any repayment under clause 10.3(b)(i), 10.3(b)(ii) or 10.3(b)(iii), the Company shall make such repayment within three (3) Business Days of its receipt of a written direction from the Investor, which direction may not be delivered to the Company until two (2) Business Days following actual receipt by the Company of the funds referred to in clause 10.3(b).

10.4	Right of First Refusal

(a)	The Company may not agree to, announce, proceed with, negotiate or complete any equity financing or convertible debt financing by way of a public offering or private placement of Shares or securities exchangeable for or convertible into Shares with one or more third parties (each, a “Subsequent Offering”), unless it has first offered a number of Shares or securities that is equal to no less than 100% of the Shares or securities exchangeable for or convertible into Shares in the proposed Subsequent Offering to the Investor on the same terms as the Subsequent Offering and has otherwise complied with this clause 10.4. For greater certainty, the term “Subsequent Offering” shall exclude the granting or exercising of stock options under any stock option plan established by the Company and approved by the TSX and holders of Shares of the Company.

(b)	The Company must deliver a written notice (the “Priority Offering Notice”) to the Investor no less than forty-eight (48) hours prior to the time that it wishes to announce, proceed with or negotiate a Subsequent Offering, which notice must state all of the pertinent terms and conditions of the Subsequent Offering, including:

(i)	the nature of the securities being offered;

(ii)	the number of securities being offered;

(iii)	the offering price in cash or the methodology for determining the offering price;

(iv)	the proposed date for completion; and

(v)	a statement of any regulatory and shareholder approvals that are required.

(c)	Following the delivery of a Priority Offering Notice, the Company may then announce, proceed with, negotiate and complete the Subsequent Offering subject to TSX approval within the next 90 days following the delivery of the Priority Offering Notice on terms and conditions no more favourable to the subscribers than those set out in the Priority Offering Notice.

(d)	Within ten (10) Business Days after receipt of a Priority Offering Notice, the Investor shall deliver to the Company a response in writing (the “Priority Offering Response Notice”) setting out at least the following information:

(i)	whether the Investor will exercise its rights in this clause 10.4 in whole or in part;

(ii)	specifying the number and percentage of securities it proposes to acquire on the same terms as the Subsequent Offering; and

(iii)	the aggregate cash consideration that it shall be required to pay to the Company as a result of exercising its right in this section.

(e)	Each Priority Offering Notice and Priority Offering Response Notice shall constitute a binding agreement by the Investor to subscribe for and take up, and by the Company to issue and sell to the Investor, subject to TSX approval the number of Shares or securities exchangeable for or convertible into Shares specified by the Investor in the Priority Offering Response Notice upon the terms and conditions specified in the Priority Offering Notice and shall be an obligation of the Company regardless of whether a Subsequent Offering has closed prior to the delivery of a Priority Offering Response Notice, provided however if a Subsequent Offering has closed prior to the delivery of a Priority Offering Response Notice, then the Company's obligation to issue and sell to the Investor the number of Shares or securities exchangeable for or convertible into Shares specified by the Investor in the Priority Offering Response Notice upon the terms and conditions specified in the Priority Offering Notice shall be subject to approval of the TSX. The Company shall use its best efforts to include the securities to which the Investor is entitled under this clause 10.4 in its application to the TSX for the Subsequent Offering, or where not practicable, to use its best efforts to file such application in respect of the securities to which the Investor is entitled under this clause 10.4 as promptly as possible following the delivery of a Priority Offering Notice.

(f)	In the event the only participant in the Subsequent Offering is the Investor or the Investor delivers a Priority Offering Response Notice after the closing of the Subsequent Offering, the closing shall take place at a mutually agreeable time.

If the Investor fails to deliver a Priority Offering Response Notice within the time limits as stipulated in clause 10.4(d) or does so but states that it shall not be acquiring any of the securities set forth in the Priority Offering Notice, the Company shall then have 90 days following the delivery of the Priority Offering Notice to agree, announce, proceed with, negotiate or complete a Subsequent Offering with any third party or parties but provided that:

(i)	the nature of the security being offered to the third party or parties remains unchanged from that set out in the Priority Offering Notice;

(ii)	the number of securities being offered to the third party or parties remains unchanged from that set out in the Priority Offering Notice; and

(iii)	the offering price and terms of the offering are no more favourable to the third party or parties than that set out in the Priority Offering Notice,

and if any of such conditions is not satisfied clause 10.4 shall again apply and the third party transaction will be considered a new Subsequent Offering.

(g)	For greater certainty, this clause 10.4 is intended to permit the Investor to increase its Pro Rata Interest to an amount greater than its Pro Rata Interest at the time that a Priority Offering Notice is delivered, should the Investor wish to exercise its rights hereunder, and to complete a subsequent investment in the Company on terms identical to those of any Subsequent Offering of the Company, but shall not impair the right of the Company to complete a Subsequent Offering provided the Company complies with the terms of this clause 10.4.

10.5	Grant of Security

(a)	On the Execution Date, the Company shall cause Elk Creek Resources Corp., a Nebraska corporation (Elk Creek) do all things necessary and desirable (including signing and recording all documents and lodging all filings by all required parties (including Mark A. Smith) in order to grant and perfect a lien on Elk Creek’s real property and fixtures (the Property) in favour of the Investor .

(b)	On the Execution Date, the Company shall also grant a general security interest over all of the assets of the Company including a pledge of shares of 0896800 B.C. Ltd., and in the case of 0896800 B.C. Ltd., to cause such corporation to pledge all of the shares held by it in Elk Creek (which the Company represents and warrants is all of the outstanding common stock of Elk Creek and unencumbered by any lien), and do all things necessary and desirable (including delivering original physical certificates and signed stock transfer powers of attorney) in order to grant and perfect a security interest in such property, shares and assets.

(c)	The Investor’s liens on the Property and assets described in clauses 10.5(a) and 10.5(b) shall be first ranking to any other liens or other security interests granted by the Company. The Investor’s right to be repaid under this Agreement shall be superior to the right of repayment of any other party, and all such other indebtedness shall be inferior, junior and subordinate in right of repayment, except as set forth in this clause 10.5 or as otherwise specifically contemplated in this Agreement.

(d)	Notwithstanding the foregoing, the Investor agrees that with respect to proceeds received following any proceeding or realization with respect to the property, shares and assets that are subject to the Investor’s liens, with respect to US$1,500,000 (the “Pari Passu Amount”) of any such proceeds, the CEO Loan (as defined below) shall be paid pari passu with the amounts received by the Investor such that the Investor and the CEO will share pari passu on the first US$3,000,000 realized. The current amount of principal and interest owing to Mr. Smith under the Subordinate Loan Documents is US$2,140,094.00 as at November 30, 2015 (hereinafter referred to as the CEO Loan). All amounts owing pursuant to the CEO Loan are due and payable June 17, 2016, carry an interest rate of 10% per annum, and are secured by the Company's assets pursuant to a general security agreement between the Company and Mark Smith. The Investor’s right to be repaid shall be superior in right of repayment to the CEO Loan on all amounts above the Pari Passu Amount. The Subordinate Loan Documents have the meaning given such term in the Subordination and Standstill Agreement dated December 14, 2015. For greater certainty, the Investor’s liens on the Property, shares and assets described in this section shall be senior and have priority to the liens or other security interests granted by the Company in favour of Mr. Smith for any amount that is owed by the Company to Mr. Smith in excess of the Pari Passu Amount.

10.6	Release of Security

(a)	In the event that (i) the Investor’s Shares are freely tradeable under Canadian Securities Laws, (ii) in the thirty (30) days immediately prior to relevant time, the Company’s total dollar traded volume of the Shares is equal to or greater than US$500,000, (iii), there has not ever existed an Event of Default, and (iv) the aggregate Amount Outstanding under the Convertible Securities is below US$2,400,000 (whether further to the conversion of all or a portion of the Convertible Securities into Shares, the repayment of Amounts Outstanding thereunder by the Company or a combination of both), then upon written request of the Company, the Investor will release any general security agreement and liens over the assets of the Company (but excluding any pledged securities which pledges will not be released).

(b)	In the event that (i) the Investor’s Shares are freely tradeable under Canadian Securities Laws, and (ii) in the thirty (30) days immediately prior to relevant time, the Company’s total dollar traded volume of the Shares is equal to or greater than US$500,000, (iii) there has not ever existed an Event of Default, and (iv) the aggregate Amount Outstanding under the Convertible Securities is below US$1,000,000 (whether further to the conversion of all or a portion of the Convertible Securities into Shares, the repayment of Amounts Outstanding thereunder by the Company or a combination of both), then upon written request of the Company, the Investor will release all security interests and liens (including securities pledges) over all assets of the Company.

10.7	Filing of a Short-Form Prospectus by the Company

Within 25 Business Days of the First Closing Date and not later than January 29, 2016, the Company shall file a preliminary short-form prospectus under Canadian Securities Laws with the Securities Commissions in order to qualify for distribution all of the Investor’s Shares issued or issuable on exercise of the Warrants or otherwise to the Investor under this Agreement. The Company will use commercially reasonable efforts to obtain final receipts for this short-form prospectus from the Securities Commissions within 50 to 80 calendar days of the First Closing Date.

10.8	Rights of Investor

The right of the Investor to be issued Conversion Shares in accordance with clause 5 and otherwise under this Agreement, will not confer on the Investor any entitlement to receive dividends or vote at a general meeting of shareholders of the Company.

10.9	Compliance with Laws

(a)	The Company and the Investor will each comply with all applicable Laws in all material respects.

(b)	Except as otherwise provided herein, the Company shall make, in a timely manner, all filings that may be required under Canadian Securities Laws and US Securities Laws in connection with the Contemplated Transactions, including, without limitation, all filings required by the TSX and all filings required further to sections 6.1 and 6.3 of NI 45-106.

10.10	TSX Listing

At all times during the term of this Agreement (and provided that the Investor holds any Securities), the Company shall ensure that the Shares remain listed on the TSX, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be listed on the TSX so long as the holders of Shares receive securities of an entity which is listed on a stock exchange in Canada or the United States or cash or the holders of the Shares have approved the transaction in accordance with the requirements of Canadian Securities Laws, US Securities Laws and corporate laws, subject to the Company’s compliance with its obligations in clause 10.11, if the Investor exercises its right in clause 10.11.

10.11	Adjustments on Arrangements, Take-Overs and Changes of Control

If the Company proposes an arrangement or is the subject of a take-over bid, which in either case would result in a Change of Control Event that would also result in the Shares no longer being listed on the TSX, then the Investor may, but is not required to, at any time up to five (5) Business Days prior to the date of completion of such proposed transaction, require that the Company cause that other person, company or legal entity which is the counterparty to such arrangement or take-over bid, to assume all of the obligations of the Company under this Agreement following the completion of such proposed transaction, including the obligation to issue Conversion Shares. If the Investor exercises its right in this clause, then the Company shall cause that other person, company or legal entity to enter into an assignment and/or novation agreement acceptable to the Investor acting reasonably, and following such time, the Investor shall accept, in lieu of Shares, Conversion Shares, Convertible Securities, or Warrants, an economically equivalent number of shares, convertible securities and warrants issued by that other person, company, or legal entity in lieu of the Shares, Conversion Shares, Convertible Securities or Warrants to which the Investor is entitled to hereunder. The number of Shares, Conversion Shares, Convertible Securities, or Warrants to be issued shall be adjusted for the exchange ratio applicable in the relevant arrangement or take-over bid, and the Investor shall have the right to consent to the accuracy of such adjustment. If the Investor exercises its right in this clause, and the Company is unable to, or the other company does not, enter into an assignment and/or novation acceptable to the Investor, then the failure to do so shall be considered an Event of Default.

10.12	Register of Convertible Securities

The Investor will, on behalf of the Company, as the Company’s attorney, maintain the Register of the Convertible Securities during the term of this Agreement. The Investor will provide a copy of the Register of the Convertible Securities to the Company upon request of the Company.

10.13	Prohibited Transactions

Unless agreed in writing between the Company and the Investor, from the date of execution of this Agreement until the date of termination of this Agreement the Company shall not effect, or enter into an agreement to effect, any Prohibited Transaction unless the funds raised from such Prohibited Transaction are utilised to repay the Amount Outstanding in full.

10.14	No shorting

The Investor will not, and will cause its Affiliates not to, engage in any securities lending, short sales, hedging transactions or enter into any swap or any other agreement, arrangement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Securities, whether any such swap or transaction is to be settled by delivery of any Securities or other securities, in cash or otherwise by delivery.

10.15	Investor's Share Custodian

During the term of this Agreement, the Investor will notify the Company of any change of its Share Custodian within five (5) Business Days following such change having taken effect.

10.16	Set-Off

(a)	The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any Transaction Document.

(b)	The Investor may do anything necessary to effect any set-off undertaken in accordance with this clause 10.16 (including varying the date for payment of any amount payable by the Investor to the Company).

10.17	Set-Off Exclusion

All payments which are required to be made by the Company to the Investor will be made without:

(a)	any set-off, counterclaim or condition; or

(b)	any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by law,

except as may otherwise be consented to by the Investor.

10.18	Miscellaneous Negative Covenants

The Company shall not, and (in respect of only subclauses (a), (e) and (f) below) shall cause all of its Subsidiaries not to, directly or indirectly, without the Investor’s written approval (such approval must not to be unreasonably withheld):

(a)	dispose, in a single transaction, or in a series of transactions, of all or substantially all of its assets unless such disposal is in the ordinary course of business;

(b)	cease to be a “reporting issuer” under Canadian Securities Laws;

(c)	de-list its Shares from the TSX, provided that this provision shall not prevent the Company from completing any transaction which would result in the Company ceasing to be listed on the TSX so long as the holders of Shares receive securities of an entity which is listed on a stock exchange in Canada or cash or the holders of the Shares have approved the transaction in accordance with the requirements of Canadian Securities Laws, US Securities Laws and corporate laws, subject to the Company’s compliance with its obligations in clause 10.11, if the Investor exercises its right in clause 10.11;

(d)	undertake any consolidation of its share capital unless such consolidation is required by the TSX;

(e)	reduce its paid-up or stated capital;

(f)	transfer the jurisdiction of incorporation of the Company or any of its Material Subsidiaries; or

(g)	enter into any agreement with respect to any of the matters referred to in paragraphs (a) – (f).

In the event the Company proposes to take any action set out in paragraphs (a) to (g) above, the Company shall provide the Investor with at least ten (10) Business Days prior written notice regardless of whether the consent of the Investor is required in the circumstances.

10.19	Use of Proceeds

The Company shall only use the funds received from the Investor under this Agreement for general corporate and working capital purposes that are reasonable in light of the nature of the Company’s business as of the Execution Date, and must not use these funds for making any pledge payments to any third party, for dividend payments, or the repayment or redemption of any indebtedness or obligations or interests held by any security holders (or similar payments). Notwithstanding the foregoing, the Company may use up to US$500,000 of the funds received from the Investor under this Agreement to repay amounts due under the CEO Loan without penalty except that while the Escrowed Amount is held in Escrow the Company may not use any funds received from the Investor to repay any or all of the CEO Loan but may do so following the release of the Escrowed Amount to the Company, but if the Escrowed Amount is returned to the Investor pursuant to the terms of the Escrow Agreement, no funds received from the Investor shall be used to repay any or all of the CEO Loan.

10.20	Withholding Gross-Up

All payments made by the Company in respect of this Agreement (in respect of principal, interest or otherwise) shall, except as required by applicable Law, be made in full without set-off or counterclaim, and free of and without deduction or withholding for any present or future Taxes provided that if the Company is required by applicable Law to deduct or withhold any Taxes from or in respect of any payment or sum payable to the Investor, the payment or sum payable will be increased as necessary so that after making all such deductions or withholdings, the Investor receives an amount equal to the sum it would have received if no such deduction or withholding had been made and the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

In the event the Investor subsequently receives or recovers any deducted or withheld amount from any Canadian federal, provincial or other Governmental Authority and the Company has complied with its obligations in this clause 10.20, then the Investor shall pay such amount to the Company within twenty (20) Business Days of actual receipt.

11	Taxes

(a)	Without limiting anything else in this Agreement the Company shall:

(i)	pay any Tax required to be paid to any Governmental Authority which is payable by the Company in respect of this Agreement or any Contemplated Transaction (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of this Agreement or any Contemplated Transaction);

(ii)	pay any fine, penalty or other cost in respect of a failure to pay any Tax as required by this clause 11; and

(iii)	indemnify the Investor against any amount payable by it under this clause 11.

(b)	Without limiting anything else in this Agreement:

(i)	the Company shall pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits Tax that may be payable to, or required to be paid by, any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any Contemplated Transaction or any payment, receipt or other transaction contemplated by this Agreement; and

(ii)	the Company shall indemnify the Investor against any loss or liability incurred or suffered by it as a result of the delay or failure by the Company to pay the Taxes under clause 11(b)(i).

(c)	Without limiting anything else in this Agreement, at all times on and from the date of this Agreement, the Company shall comply in all material respects with all applicable laws relating to Tax and promptly file, or cause to be filed, all tax returns, and other Tax filings, required under applicable Tax law.

12	Default

12.1	Events of Default

Any of the following will constitute an Event of Default:

(a)	Any of the representations, warranties, or covenants made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document, Materials or public filing are inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor, any of its representatives, or the Company’s shareholders, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made or repeated (in each case where qualified by an express reference to the representation or the warranty being given on a particular other date or dates, on that date or dates).

(b)	The Company or any Material Subsidiary of the Company suffers or incurs an Insolvency Event.

(c)	The Company or any of its Material Subsidiaries ceases, suspends, or threatens to cease or suspend, the conduct of all or a substantial part of its business, or disposes, in a single transaction, or in a series of transactions, of all or substantially all of its assets unless such disposal is in the ordinary course of business;

(d)	The Company or any of its Material Subsidiaries takes action to reduce its capital in accordance with Section 74 of the Corporations Act.

(e)	There is a cease trade order against the Company, a management cease trade order in respect of the Company, or the Company ceases to be a “reporting issuer” under Canadian Securities Laws (or applies to do so), or the trading in the Shares is halted or suspended under TSX Rules for a continuous period of three (3) Trading Days.

(f)	The Shares are de-listed from the TSX, provided that it shall not be an Event of Default if the Investor exercises its right set forth in clause 10.11.

(g)	Any of the conditions set out in clauses 4.1, or 6.1 have not have been fulfilled in a timely manner or the time prescribed.

(h)	The Company denies the right of the Investor to receive any Securities hereunder, or otherwise dishonours or rejects any action taken, or document delivered, in furtherance of the Investor’s rights to receive any Investor’s Shares or Warrants (provided that nothing in this clause 12.1(h) is deemed to prevent the Company from challenging the Investor’s actions to which the Investor is in fact not entitled under this Agreement).

(i)	A Transaction Document or a Contemplated Transaction has been ultimately determined by a court of competent jurisdiction to be wholly or partly void, voidable or unenforceable.

(j)	A court of competent jurisdiction makes an ultimate determination in favour of any action, claim, proceeding, suit, investigation, or action against any other person or otherwise asserted before any Governmental Authority, which seeks to restrain, challenge, deny, enjoin, limit, modify, delay, or dispute, the right of the Investor or the Company to enter into any Transaction Documents or undertake any of the Contemplated Transactions.

(k)	Any event, condition or development occurs or arises which in the opinion of the Investor (acting reasonably) has or will have a Material Adverse Effect.

(l)	Any consent, permit, approval, registration or waiver necessary for the consummation of those Contemplated Transactions that remain to be consummated at the applicable time, has not been issued or received, or does not remain in full force and effect at the applicable time.

(m)	The TSX revokes any conditional approval it has granted in respect of any of the Securities to be issued pursuant to this Agreement or the Company does not satisfy the conditions of such approval within the prescribed time period.

(n)	The Investor has not received all those items required to be delivered to it in connection with a Closing, or upon the exercise of Warrants in accordance with this Agreement.

(o)	The Company subsequently becomes prohibited under Canadian Securities Laws, the Corporations Act, or the TSX Rules from issuing Shares to the Investor under this Agreement, provided that the restrictions imposed by the Share Maximum shall not constitute an Event of Default.

(p)	The Company fails to perform, comply with, or observe, any other material term, covenant, undertaking, obligation or agreement under any Transaction Document, including without limitation, the failure to pay any cash amount owing to the Investor hereunder at the time such payment is due.

(q)	A default judgment of an amount of US$500,000 or greater is entered against the Company or any of its Subsidiaries.

(r)	The Company and/or any of its Subsidiaries defaults in relation to a payment obligation in the amount of US$500,000 or greater under any financial accommodation, including any loan, advance, debenture or other form of financing entered into with a third party (taking into account any applicable grace period agreed by the relevant third party).

(s)	If at any time after February 1, 2016, the Company or any of its Subsidiaries has any present or future liabilities, including contingent liabilities, for an amount or amounts totalling more than C$2,000,000 exclusive of the CEO Loan and which have not been satisfied on time or within 90 days of invoice (taking into account any applicable grace period agreed with the relevant third party to whom such liabilities are owed), or have become prematurely payable as a result of its default or breach (howsoever described)

(t)	The Company fails to comply with its covenant in clause 10.11 if the Investor exercises its right in clause 10.11.

(u)	The Company fails to comply with its obligation to deliver Conversion Shares in accordance with this Agreement, and including for greater certainty, in compliance with clauses 5.2(h) or 5.3.

(v)	The Company or Elk Creek or 0896800 B.C. LTD fails to grant or perfect the liens or security interests or deliver the executed agreements which grant such liens and security interests, or fail to comply with their obligations under such agreements, in each case as set out in clause 10.5 and the relevant agreements.

(w)	The Company repays any or all of the CEO Loan contrary to section 10.19.

12.2	Investor Right to Investigate an Event of Default

If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing or likely to occur:

(a)	the Investor may notify the Company that it wishes to investigate such purported Event of Default;

(b)	the Company shall co-operate with the Investor in such investigation;

(c)	the Company shall comply with all reasonable requests made by the Investor of the Company in connection with any investigation by the Investor and will:

(i)	provide all information requested by the Investor in relation to the Event of Default to the Investor, provided the Investor agrees that any materially price sensitive information and/ or non-public information will be subject to confidentiality; and

(ii)	provide all such information within five (5) Business Days of such request by the Investor; and

(d)	the Company shall pay all reasonable costs in connection with any investigation by the Investor.

13	Notice and Cure Provisions

The Investor shall give prompt notice to the Company of the occurrence, or failure to occur, at any time from the date hereof, of any event or state of facts which occurrence or failure would be likely to or could result in an Event of Default. Subject to the provisions hereof, the Investor may only elect to terminate this Agreement or exercise its rights under clause 14 upon the occurrence or existence of any Event of Default or at any time during the continuance of such Event of Default, if

(a)	the Investor has delivered written notice to the Company specifying in reasonable detail the event or state of facts which occurrence or failure would be likely to or could result in an Event of Default; and

(b)	if any such notice is delivered, and the Company is proceeding diligently at its own expense to cure such matter, if such matter is susceptible of being cured, the Investor may not terminate this Agreement or exercise its rights under clause 14 until the expiration of a period of:

(i)	five (5) Business Days from the date of such occurrence, failure to occur or the coming into existence of such event or state of facts, where such occurrence, failure to occur, or the coming into existence of such event or state of facts relates to the Conversion of Shares, the listing of Shares on the TSX, a cease trade order relating to the Shares, the trading of the Shares in the normal course, or of the issuance (or not) of new Shares, and

(ii)	ten (10) Business Days from the date of any other such occurrence, failure to occur or the coming into existence of such event or state of facts.

14	Rights of the Investor upon an Event of Default

(a)	Upon the occurrence or existence of any Event of Default and at any time during the continuance of such Event of Default, subject to compliance with clause 13, the Investor may:

(i)	declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds (including, without limitation, the immediate repayment of any Amount Outstanding) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and/or

(ii)	terminate this Agreement, by notice to the Company, effective as of the date set out in the Investor’s notice given to the Company under this clause 14(a)(ii).

(b)	If the Investor gives the Company a notice under clause 14(a)(i), the Company must within five (5) Business Days, pay to the Investor in immediately available funds the Amount Outstanding for each Convertible Security and any interest owing by the Company to the Investor under clause 14(f).

(c)	The Investor will have no obligation to consummate a Closing or a Conversion under this Agreement where an Event of Default has occurred, for as long as such Event of Default continues, and the Closing Date or Conversion Date, as applicable, will be deemed to be postponed accordingly, unless the Investor notifies the Company otherwise in writing.

(d)	In addition to the foregoing rights, upon the occurrence or existence of any Event of Default, the Investor may give the Company notice that from the date of the Event of Default that the Conversion Price shall be only the price per Share equal to the VWAP per Share for the five (5) consecutive Trading Days immediately prior to the Conversion Date less the maximum discount to such price then allowable as determined in accordance with the TSX Rules.

(e)	In addition to the remedies set out in sub-clauses 14(a), 14(b) and 14(d), subject to compliance with clause 13, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

(f)	Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, in addition to the rights of the Investor specified in this clause 14, upon an Event of Default occurring, the interest payable on the Convertible Security will be at a rate of 15% per annum (Interest Rate upon Default), which interest will accrue from the earliest date of the Event of Default on the outstanding Face Value of the Convertible Security and will be compounded monthly, for as long as the Event of Default will not have been remedied, except that the Interest Rate Upon Default will not apply if: (i) subsequent to the Event of Default, the Investor is not prohibited by Law or otherwise from exercising its Conversion rights under clause 5.2 of this Agreement, (ii) the Company’s total dollar traded volume of the Shares in the thirty (30) days immediately prior to the delivery of any Conversion Notice after an Event of Default is equal to or greater than US$500,000, and (iii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement. The Company must pay this amount of interest on the Amount Outstanding on the Convertible Securities to the Investor on a monthly basis in arrears on the last day of each calendar month following the Event of Default (or such other date as notified in writing by the Investor to the Company or as otherwise required under clause 14(b).

(g)	Upon the occurrence or existence of any Event of Default, in addition to all other remedies at law and in equity, the Investor may, at its option, take all actions and remedies provided for in the security instruments and filings securing the liens described in clause 10.5 herein, which remedies may include, without limitation, foreclosing on its lien on the Property (if applicable).

(h)	Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, in connection with any Event of Default under clauses 12.1(a), 12.1(d), 12.1(g), 12.1(k), 12.1(n), 12.1(p), 12.1(q), 12.1(r), 12.1(s) or 12.1(v), the Company shall not be required to pay to the Investor in immediately available funds any Amount Outstanding pursuant to clause 14(a)(i) and 14(b) if: (i) subsequent to the Event of Default, the Investor is not prohibited by Law or otherwise from exercising its Conversion rights under clause 5.2 of this Agreement, (ii) the Company’s total dollar traded volume of the Shares in the thirty (30) days immediately prior to the delivery of any Conversion Notice after an Event of Default is equal to or greater than US$500,000, and (iii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement.

15	Termination

15.1	Events of Termination

This Agreement:

(a)	may be terminated, without limiting the generality of clause 14, but subject to clause 13:

(i)	by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control Event;

(ii)	by the mutual written consent of the Parties, at any time;

(iii)	by either Party, by written notice to the other Party, effective immediately, if the First Closing has not occurred within fifteen (15) Business Days of the Execution Date or such later date as the Parties agree in writing, provided that the right to terminate this Agreement under this clause 15.1(a)(iii) is not available to any Party:

(A)	that is in material breach of or default under this Agreement; or

(B)	whose failure to fulfil any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur;

(iv)	by the Investor, in accordance with clause 14 or clause 17.16; and

(v)	by the Company, in accordance with clause 5.1(g).

15.2	Effect of Termination

(a)	Subject to clause 15.2(b), each Party’s right of termination under clause 15.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)	If the Investor terminates this Agreement under clause 15.1(a)(i):

(i)	the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Amount Outstanding) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii)	the Company must within five (5) Business Days of such notice being received, pay to the Investor in immediately available funds the Amount Outstanding for each Convertible Security to the Investor, unless the Investor terminates this Agreement as a result of one of the Events of Default identified in clause 14(h) and provided that (i) subsequent to the termination under clause 15.1(a)(i), the Investor is not prohibited by Law or otherwise from exercising its Conversion rights under clause 5.2 of this Agreement, (ii) the Company’s total dollar traded volume of the Shares in the thirty (30) days immediately prior to the termination under clause 15.1(a)(i) is equal to or greater than US$500,000, and (iii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement (which obligation will survive termination).

(c)	Upon termination of this Agreement, the Investor will not be required to fund any further amount nor effect any Closing, provided that termination will not affect any undischarged obligation under this Agreement, including, for the avoidance of doubt any obligation of the Company to issue Shares on exercise of Warrants and of any obligation of the Company to issue any additional Convertible Securities.

(d)	Nothing in this Agreement will be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

16	Survival and Indemnification

16.1	Survival

The provisions of clauses 1, 5 to 11, and 13 to 17 (inclusive) of this Agreement will survive, and continue in full force and effect, notwithstanding the execution of this Agreement, Closing and each repayment of any of the Amount Outstanding, and each Contemplated Transaction, and the termination of this Agreement or another Transaction Document or any related provision.

16.2	Indemnification of Investor

(a)	An Investor Indemnified Person will not be liable to the Company, and the Company shall indemnify and hold harmless each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those parties, and the respective directors, officers, members, shareholders, partners, employees, attorneys, agents and permitted successors and assigns of each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those parties (each, an Investor Indemnified Person), from and against any and all losses, claims, damages, liabilities, awards, demands and expenses (including, without limitation, all judgments, amounts paid in settlements, reasonable solicitors’ fees and costs and attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit, investigation, or action by any Governmental Authority, pending or threatened, and the costs of enforcement) (collectively, Losses), that arise out of, are based on, relate to, or are incurred in connection with, any of the following:

(i)	a breach or non-performance by the Company of its covenants under this Agreement;

(ii)	a material breach or an inaccuracy of any of the Company’s representations or warranties made in this Agreement;

(iii)	any misrepresentation made in the Materials or the Company’s Public Record in relation to the Company or the Contemplated Transactions;

(iv)	any non-disclosure of any material fact or material change in relation to the Company or the Contemplated Transactions, or necessary to make the statements in the Materials or the Company’s public filings, in light of the circumstances under which they were made, not misleading; and

(v)	any inquiry, investigation or proceeding commenced or threatened by, or in, any court, administrative body, securities commission, stock exchange or other competent authority (each a Proceeding) based upon, or resulting from, the execution, delivery, performance or enforcement of any of the Transaction Documents, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of those items referred to in paragraphs (i) – (iv), provided, however, that the Company shall not indemnify any Investor Indemnified Person from, or hold any Investor Indemnified Person harmless against, any Losses that result solely from:

(vi)	such Investor Indemnified Person’s breach of any representation or warranty contained in this Agreement, or

(vii)	such Investor Indemnified Person’s fraud, gross negligence or wilful default in performing its obligations under this Agreement.

(b)	To the extent that the Company’s undertaking in this clause 16.2 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable law.

(c)	To the extent that any amount payable to an Investor Indemnified Person in accordance with this clause 16.2 is subject to Tax or withholding, then, without limiting clause 10.20 or clause 11, the Company shall increase the amount payable to the Investor Indemnified Person by such additional amount as is necessary to ensure that after making the allowance for any Tax that may be payable, the Investor Indemnified Person receives the full amount required to be paid before giving effect to such allowance for Tax.

(d)	Each indemnity set out in this Agreement:

(i)	is a continuing obligation, independent of the Company’s other obligations under this Agreement;

(ii)	continues notwithstanding any termination of this Agreement;

(iii)	constitutes a liability of the Company separate and independent from any other liability under this Agreement and under any other agreement; and

(iv)	will survive, and continue in full force and effect, in accordance with clause 16.1.

(e)	The Company acknowledges that the indemnity given under this clause 16.2 is directly enforceable against it by any Investor Indemnified Person. The Investor holds the benefit of this clause 16.2 on trust for any Investor Indemnified Person.

17	Miscellaneous

17.1	Time of the essence

With regard to all dates and time periods set out in this Agreement or referred to in any Transaction Document, time is of the essence.

17.2	No partnership or advisory or fiduciary relationship

Nothing in this Agreement should be construed to create a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company.

17.3	Remedies and injunctive relief

(a)	The rights and remedies of the Investor set out in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by law or otherwise.

(b)	The Company acknowledges that:

(i)	monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement; and

(ii)	the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if:

(A)	the Company fails to comply or threatens not to comply with this Agreement; or

(B)	the Investor has reason to believe that the Company will not comply with this Agreement.

17.4	Adjustments

(a)	Each time when a Security Structure Event occurs, the Conversion Price will be reduced or, as the case may be, increased, in the same proportion as the issued capital of the Company is, as the case may be, consolidated or subdivided, provided that the adjustment may not be greater than an amount that is equal to the difference between: (i) the trading price of the underlying securities immediately prior to such underlying securities trading on an “ex-distribution” basis, and (ii) the trading price of the underlying securities immediately after the underlying securities have commenced trading on an “ex-distribution” basis.

(b)	The intent of this clause 17.4 is to maintain the relative benefit and burden to the Investor and the Company of their respective economic bargains.

(c)	When the Company becomes aware of a fact that may give rise to an adjustment of the Conversion Price, the Company must promptly notify the Investor of the specifics of the fact that may give rise to such adjustment.

17.5	Successors and assigns

(a)	The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this clause 17.5.

(b)	Neither this Agreement nor any of the Company’s rights and obligations under this Agreement may be assigned by the Company without the prior written consent of the Investor.

(c)	Subject to clause 17.5(d), the Investor may assign this Agreement and/or any of its rights and/or obligations under this Agreement to any Affiliate of the Investor, any successor entity in connection with a merger or consolidation of the Investor with another entity, and/or any acquirer of a substantial portion of the Investor’s business and/or assets on prior written notice to the Company.

(d)	The Investor must notify the Company of any assignment or novation of any of its rights or obligations under this Agreement at least five (5) Business Days prior to the assignment or novation taking effect.

(e)	Nothing in this clause 17.5 will be deemed to prevent the Investor from assigning, transferring, encumbering or otherwise dealing with its rights under, or in connection with, the Investor’s Shares or Warrants without the consent of any person, subject to the Investor’s compliance with applicable Laws.

17.6	Counterparts and e-mail

(a)	This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

(b)	Such counterparts may be delivered by one Party to the other by e-mail, and such counterparts will be valid for all purposes.

17.7	Notices

(a)	Except as otherwise specifically agreed, all notices and other communications made in connection with any Transaction Document will be in writing and must be delivered by a courier or another like service in person, or sent by e-mail.

(b)	When delivered by a courier or another like service in person in Canada, a notice will be deemed given, or another communication will be deemed to have been received:

(i)	when delivered, if received during Business Hours in the place of delivery; or

(ii)	at 9.00 am (in the place of delivery) on the Business Day immediately following the date of such delivery, if delivered outside of Business Hours in the place of delivery.

(c)	When delivered by a courier or another like service in person outside of Canada, a notice will be deemed given, or another communication will be deemed to have been received:

(i)	when delivered, if received during Business Hours in the place of delivery; or

(ii)	at 9.00 am (in the place of delivery) on the Business Day immediately following such date of delivery, if delivered outside of Business Hours in the place of delivery.

(d)	When sent by e-mail transmission, a notice will be deemed given, or another communication will be deemed to have been received:

(i)	two hours after the time at which such transmission was sent (the E-mail Time), if such time falls within Business Hours in the place of delivery; or

(ii)	at 9.00 am (in the place of delivery) on the Business Day immediately following the date of the E-mail Time, if sent to the Company or the Investor and the E-mail Time falls outside of Business Hours in the place of delivery, unless the sender receives an automated message that the email has not been delivered.

(e)	All notices and other communications required to be delivered in accordance with this Agreement will be sent to the representatives of the Party to be notified at the addresses or e-mail addresses indicated respectively below, or at such other addresses or e-mail addresses as the Parties may from time to time by like notice specify:

(i)	If to the Company:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

Attention: President and Chief Executive Officer
E-mail: msmith@niocorp.com

with a copy to

Boughton Law Corporation
700 - 595 Burrard St.,
Vancouver, BC V7X 1S8
Attention: Rory Godinho
E-mail: rgodinho@boughtonlaw.com

(ii)	If to the Investor:

Lind Asset Management IV, LLC
c/o The Lind Partners, LLC
370 Lexington Ave, Suite 1900
New York, NY 10017 USA

Attention: Mr. Jeff Easton
E-mail: jeaston@thelindpartners.com Jeaston@thelindpartners.com

17.8	Amendments and waivers

(a)	Any term of this Agreement may be amended, supplemented, or modified, only with the written consent of the Parties.

(b)	Any obligation of either Party under this Agreement may be extended or waived only by an instrument in writing signed on behalf of the Party entitled to enforce the obligation.

17.9	Legal Costs

(a)	Except as otherwise agreed and as set out in clause 17.9(b), each Party will bear its own legal costs in connection with the preparation of this Agreement.

(b)	The Parties acknowledge that the Company has made a non-refundable prepayment of C$25,000 towards the Investor's legal costs in connection with this Agreement and the Contemplated Transactions. Further, upon provision of an Invoice or Invoices by the Investor, the Company will be obligated to pay up to a further C$25,000 to the Investor’s legal counsel (and/or other professional advisors engaged by the Investor) in respect of the Investor’s legal and/or due diligence costs actually incurred in connection with this Agreement and the Contemplated Transactions.

17.10	Payments under this Agreement

Any payment to be made pursuant to the terms of this Agreement will be made by telegraphic transfer of cleared funds, except as expressly stated in this Agreement or unless the Parties agree otherwise.

17.11	Financial calculations

(a)	All calculations of any Conversion Price or Warrants Exercise Price under this Agreement must initially be undertaken by the Investor.

(b)	The Investor must notify the amount calculated under paragraph (a) to the Company for verification and confirmation, together with the underlying calculations and other supporting information.

(c)	The Investor must:

(i)	ensure any calculation referred to in sub-clause 17.11(a) is the result of accurate mathematical calculation; and

(ii)	promptly provide any information reasonably requested by the Company to verify any calculation from time to time.

(d)	In the event of a dispute between the Investor and the Company as to the appropriateness or correctness of any calculation, any underlying assumption or supporting information, the Investor and the Company must meet and negotiate in good faith to settle the dispute upon notice from either Party to the other requiring the same. If the dispute is not resolved within two (2) Business Days, then in the absence of manifest error in, or a deficiency in supporting information for, the Investor’s calculation, the Investor’s calculation will be used for the purpose of effecting any Conversion Price, other issuance of Shares or other securities under this Agreement or for the relevant purpose.

17.12	Non circumvention

Neither Party to this Agreement shall do anything or omit to do anything that undermines or in any way circumvents, whether directly or indirectly the intent or objective of this Agreement.

17.13	Good Faith

The Parties acknowledge that they have negotiated the terms of this Agreement in good faith and each Party must act in good faith towards each other and use their best endeavours to comply with the spirit and intention of this Agreement.

17.14	Publicity and confidentiality

(a)	The Company shall not, (and will use its best endeavours to ensure that none of its Affiliates or any persons acting on behalf of the Company and any of its Affiliates), issue any public release or announcement concerning this Agreement, its subject-matter or content, or the Contemplated Transactions, or disclose any information provided by the Investor (including the terms of any Transaction Documents) (Relevant Information), without the prior written consent of the Investor (which consent will not be unreasonably withheld or delayed), subject to clause 17.14(c).

(b)	In any public release or announcement proposed to be made pursuant to Canadian Securities Laws, where the proposed public release or announcement proposes to make a reference to the Investor, the Company shall provide a copy of the proposed announcement to the Investor for review prior to release, subject to clause 17.14(c).

(c)	If the Company is required to make a disclosure concerning Relevant Information pursuant to Canadian Securities Laws, US Securities Law, the Corporations Act, TSX Rules or by an order of a Government Authority, and the Company (acting reasonably) in order to comply with its legal or regulatory obligations does not have sufficient time to discuss the form of disclosure with the Investor or provide the Investor with a copy of the disclosure prior to making such disclosure, then the Company must:

(i)	ensure that any disclosure made regarding Relevant Information is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement;

(ii)	provide a copy of such disclosure (where it is public information) to the Investor as soon as possible.

For the avoidance of doubt, if the Company has sufficient time to discuss the form of disclosure with the Investor or provide a copy of the disclosure to the Investor prior to making the disclosure, it must do so in accordance with its obligations in clause 17.14(a).

(d)	Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement and including the name and corporate logo of the Company.

(e)	Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each Party to this Agreement, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income Tax treatment, and the U.S. federal and state income Tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other Tax analyses) that are provided to such Party relating to such Tax treatment and Tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income Tax strategy provided to such recipient.

17.15	Severability and supervening legislation

Every provision of this Agreement is intended to be severable, and any provision of this Agreement that is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability, without invalidating the remaining provisions, but will be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such illegality, invalidity, prohibition or unenforceability in any jurisdiction will not affect the legality, validity, permissibility or enforceability of the remainder of this Agreement in that jurisdiction, or invalidate or render illegal, invalid, prohibited or unenforceable, such or any other provision of this Agreement in any other jurisdiction.

17.16	Illegality and impossibility

(a)	Upon a Frustration Termination Event, the Investor shall, unless then prohibited by Law, have the right, upon notice to the Company, to immediately convert each Convertible Security (and all Amounts Outstanding) into Shares notwithstanding any of the limitations or terms or conditions otherwise provided under clause 5.2 of this Agreement. Provided the Company is not prohibited by Law or otherwise from issuing all of the underlying Investor’s Shares in connection therewith to the Investor, the Investor shall not terminate this Agreement.

(b)	If there is a Frustration Termination Event, and the Investor is prohibited by Law from immediately converting each Convertible Security (and all Amounts Outstanding) into Shares or the Company is prohibited by Law or otherwise from issuing all of the underlying Investor’s Shares in connection therewith to the Investor, the Investor may, in accordance with the terms of this clause 17.16, by giving a notice to the Company, suspend or cancel some or all of its obligations under this Agreement (including, without limitation, to fund any further amount to the Company or effect any Closing), or terminate this Agreement, as indicated in such notice.

(c)	If the Investor gives a notice to terminate this Agreement in accordance with this clause 17.16, the Company must within five (5) Business Days of such notice being received, subject to limitations that may be imposed pursuant to the Frustration Termination Event, if any, pay to the Investor in immediately available funds the Amount Outstanding for each Convertible Security.

(d)	Notwithstanding the foregoing provisions of this clause 17.16, the Investor shall only be required to accept Investor’s Shares if (i) the Company’s total dollar traded volume of the Shares in the thirty (30) days immediately prior to the delivery of any Conversion Notice delivered in contemplation of this clause 17.16 is equal to or greater than US$500,000, and (ii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement.

17.17	Change in Law

(a)	If there is a Change in Law Termination Event, the Investor may, in accordance with the terms of this clause 17.17, by giving a notice to the Company, suspend or cancel its obligation to fund any further amount to the Company or effect any Closing under this Agreement.

(b)	Such suspension or cancellation will apply only to the extent necessary to avoid the event or circumstance which triggered the Change in Law Termination Event.

(c)	Upon a Change in Law Termination Event, the Investor shall, unless then prohibited by Law, have the right, upon notice to the Company, to immediately convert each Convertible Security (and all Amounts Outstanding) into Shares notwithstanding any of the limitations or terms or conditions otherwise provided under clause 5.2 of this Agreement. Provided the Company is not prohibited by Law or otherwise from issuing all of the underlying Investor’s Shares in connection therewith to the Company, the Company shall not terminate this Agreement.

(d)	Notwithstanding the foregoing provisions of this clause 17.17, the Investor shall only be required to accept Investor’s Shares if (i) the Company’s total dollar traded volume of the Shares in the thirty (30) days immediately prior to the delivery of any Conversion Notice delivered in contemplation of this clause 17.17 is equal to or greater than US$500,000, and (ii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement.

17.18	Entire Agreement

This Agreement, including the Annexures and the Disclosure Schedule, and the instruments referenced in this Agreement, supersedes all prior agreements, understandings, negotiations and discussions, both oral and written, between the Parties, their Affiliates and persons acting on their behalf with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement.

17.19	Governing Law

This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable thereunder.

17.20	Jurisdiction

With respect to any legal action or proceedings arising out of or in any way related to this Agreement or its subject matter, the Parties irrevocably and unconditionally:

(a)	submit to the non-exclusive jurisdiction of the courts with jurisdiction in British Columbia sitting in Vancouver; and

(b)	waive any right to object to the venue on any ground.

Executed as an agreement.

Executed by NioCorp Developments Ltd.

Signature Mark A. Smith President, Chief Executive Officer and Executive Chairman

Executed by Lind Asset Management IV, LLC

Signature Jeff Easton Managing Director

Schedule 1 – Disclosure Schedule

1.	Security Structure-Dilutables: 7.1(f)(iv)(A):

The following sets out a complete register of the outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its subsidiaries is, or may be, obligated to issue any equity, equity securities or equity-linked securities of any kind:

Type of Security	Number Outstanding	Total
Stock Options – Vested[1]
Each exercisable into one Share at a price of CAD$0.15 on or before February 25, 2016	550,000
Each exercisable into one Share at a price of CAD$0.17 on or before January 10, 2017	50,000
Each exercisable into one Share at a price of CAD$0.50 on or before May 9, 2017	500,000
Each exercisable into one Share at a price of CAD$0.65 on or before July 28, 2017	1,800,000
Each exercisable into one Share at a price of CAD$0.76 on or before September 2, 2017	500,000
Each exercisable into one Share at a price of CAD$0.80 on or before December 22, 2017	3,820,000
Each exercisable into one Share at a price of CAD$0.94 on or before April 28, 2018	166,666
Total		7,386,666
Stock Options – Unvested[1]
Each exercisable into one Share at a price of CAD$0.94 on or before April 28, 2018, vesting on April 28, 2016	166,667
Each exercisable into one Share at a price of CAD$0.94 on or before April 28, 2018, vesting on October 28, 2016	166,667
Total		333,334
Warrants[1]
Each exercisable into one Share at a price of CAD$0.67 on or before December 12, 2015	7,068,500
Each exercisable into one Share at a price of CAD$0.65 on or before November 10, 2015	15,612,938
Each exercisable into one Unit[2] at a price of CAD$0.55 on or before December 4, 2016	750,000
Each exercisable into one Unit[2] at a price of CAD$0.60 on or before January 14, 2017	250,000
Each exercisable into one Share at a price of CAD$0.85 on or before February 27, 2017	182,910
Each exercisable into one Share at a price of CAD$1.00 on or before February 27, 2017	2,714,000
Total		26,578,348
Unsecured Convertible Promissory Notes[3]
Total		1,106,443

[1]	Excluding the First Warrants.

[2]	Each “Unit” is comprised of one Share and one warrant (each an “Underlying Warrant”). Each Underlying Warrant is exercisable into one Share.

[3]	Represents estimated maximum Shares convertible at CDN$0.97/ Share at issuance date. Actual Shares issued may be impacted by the USD:CAD exchange rate, accrued interest payable and current trading price of the Company’s Shares at conversion date.

2.	Security Structure-securities agreements: 7.1(f)(iv)(B):

None except as otherwise disclosed herein.

3.	Security Structure-Accounts Payable: 7.1(f)(iv)(C):

Liabilities – Prior to First Closing

	<30	<60	<90	<120	>120	Total
Payables	$0.12	$0.12	$0.51	$2.01	$2.03	$4.79
Related Party Loan					$2.00	$2.00

First Closing – Proposed Use of USD$2,160,000 of First Convertible Security Proceeds

	<30	<60	<90	<120	>120	Total
Payables	$(0.01)	$(0.07)	$(0.24)	$(0.11)	$(1.23)	$(1.66)
Related Party Loan					$(0.50)	$(0.50)

Liabilities Following First Closing and Proposed Disbursements

	<30	<60	<90	<120	>120	Total
Payables	$0.11	$0.05	$0.27	$1.90	$0.80	$3.13
Related Party Loan					$1.50	$1.50

All terms capitalized but not defined herein shall have the meanings ascribed thereto in the Convertible Security Funding Agreement to which this Schedule 1 is appended.

4.	Leases and Mining Interests: 7.1(cc)

No.	Document	Owner Name	Date of Document	Book No.	Page #
1.	First Amendment to Memorandum of Option Agreement	Elda E. Beethe and Beverly J. Beethe	April 27, 2015	46	653-656
2.	First Amendment to Memorandum of Option Agreement	Lavon L. Heidemann and Robin Y. Heidemann	December 4, 2014	46	530-536
3.	First Amendment to Memorandum of Option Agreement	Lavon L. Heidemann and Robin Y. Heidemann	December 4, 2014	M34	162-168
4.	First Amendment to Memorandum of Option Agreement	Lavon L. Heidemann and Robin Y. Heidemann	December 4, 2014	46	537-543
5.	First Amendment to Memorandum of Option Agreement	Lola L. Heidemann	December 4, 2014	46	544-550
6.	First Amendment to Memorandum of Option Agreement	Leslie L. Heidemann	December 4, 2014	46	551-557
7.	Memorandum of Option to Purchase	Robert H. Koehler and Ellen L. Koehler	June 12, 2015	46	695-698
8.	First Amendment to Memorandum of Option Agreement	Gregory A Krueger and Joyce R. Krueger	December 4, 2014	46	558-562
9.	Memorandum of Option to Purchase	Roger L. Woltemath and Nancy A. Woltemath	December 4, 2014	46	524-527
10.	Memorandum of Option to Purchase	Eileen M. Woltemath, Annette Ottemann, Lorain Woltemath, Roger L. Woltemath, Carol Rieken and Lori Hoemann	January 21, 2015	46	587-592
11.	First Amendment to Memorandum of Option Agreement	Roger L. Woltemath and Nancy A. Woltemath	December 31, 2014	46	578-582
12.	First Amendment to Memorandum of Option Agreement	Victor L. Woltemath and Juanita E. Woltemath	December 30, 2014	46	571-577
13.	First Amendment to Memorandum of Option Agreement	Victor L. Woltemath and Juanita E. Woltemath	December 30, 2014	M34	186-192
14.	Memorandum of Option to Purchase	Dr. Keith W. Shuey and Bonnie J. Shuey	May 28, 2015	M34	263-266
15.	Memorandum of Option to Purchase	Harlan D. Beethe	June 24, 2015	46	703-706
16.	Memorandum of Option to Purchase	Rolande O. Nielsen and Tami R. Nielsen	June 25, 2015	M34	270-274

Annexure A – Warrant Certificate

Refer to the enclosed.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE ●.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REQUIRED BY THE CORPORATION , THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE

● (NEW YORK TIME) ON ●.

THIS WARRANT IS TRANSFERABLE.

WARRANT CERTIFICATE
NIOCORP DEVELOPMENTS LTD.
●, 2015

Warrant Certificate No. ●	● WARRANTS (the “Warrants”), each Warrant entitling the holder to acquire, subject to adjustment, one Common Share of NioCorp Developments Ltd.

THIS IS TO CERTIFY THAT, for value received, Lind Asset Management IV, LLC (the "Holder") is entitled to subscribe for and purchase ● fully paid and non-assessable Common Shares (the "Warrant Shares") of NioCorp Developments Ltd. (the "Corporation") at a purchase price (the "Exercise Price") of CDN$● per Warrant Share until ● (New York time) on ● (the "Expiry Time").

The Warrants are exercisable at any time and from time to time after the date of this Warrant Certificate up to the Expiry Time, in whole or in part, subject, however, to the provisions and upon the terms and conditions hereinafter set out.

All references herein to dollar amounts are to the lawful money of Canada, unless specified otherwise.

1.	Interpretation

In this Warrant Certificate, unless the context otherwise requires, the following expressions have the following meanings:

(a)	"Business Day" means any day of the year (i) other than a Saturday, Sunday or a statutory holiday in New York, New York, Vancouver, British Columbia or Toronto, Ontario, and (ii) on which the Exchange is open for business;

(b)	"Common Shares" means common shares in the share capital of the Corporation;

(c)	"Current Market Price" means on any given date the volume weighted average trading price on the Exchange (or, if the Common Shares are not listed and posted for trading on the Exchange, such other stock exchange or over-the-counter market on which the Common Shares may be listed or quoted) for the 20 Trading Days ending three Trading Days prior to the relevant date;

(d)	"Exchange" means the Toronto Stock Exchange or such other stock exchange on which the Common Shares are listed or quoted;

(e)	"Trading Day" means a day on which not less than a board lot of Common Shares has traded on the Exchange;

(f)	“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(g)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(h)	"VWAP" means the volume weighted average trading price of the Common Shares on the Exchange over the relevant time period; and

(i)	"Warrant Certificate" means this certificate representing the Warrants.

2.	Exercise of Warrants.

(a)	The Warrants may be exercised in whole or in part from time to time in the sole discretion of the Holder by delivery to the Corporation at its principal office in Colorado of a written notice of exercise in the form attached as Schedule A hereto prior to the Expiry Time specifying the number of Warrant Shares with respect to which the Warrants are then being exercised and accompanied by payment in full of the purchase price for the Warrant Shares then being purchased and the original copy of this Warrant Certificate. In the event that the Holder subscribes for and purchases less than the full number of Warrant Shares entitled to be subscribed for and purchased under this Warrant Certificate prior to the Expiry Time, the Corporation shall issue a new certificate to the Holder in the same form as this Warrant Certificate with appropriate changes, such certificate to be delivered by courier to the Holder concurrently with the delivery by courier to the Holder of the certificates representing the Warrant Shares acquired on exercise.

(b)	Upon due exercise of the Warrants by the Holder, the Warrant Shares so subscribed for shall be deemed to have been issued as fully paid and non-assessable shares and the person to whom such Warrant Shares are to be issued shall be deemed to have become the holder of record of such Warrant Shares on the date of exercise unless the transfer books of the Corporation shall be closed on such date, in which case the Warrant Shares so subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Warrant Shares on the date on which such transfer books were reopened and such Warrant Shares shall be issued at the Exercise Price in effect on the date of exercise.

(c)	Notwithstanding the partial exercise of the Warrants by the Holder, the Warrants may be exercised at any time (and from time to time) prior to the Expiry Time for all or any part of the Warrant Shares which, prior to such time, have not been issued to the Holder. The Holder will be deemed to have represented and warranted its compliance with the re-sale and transfer restrictions set forth in Section 19(b) below upon the exercise of any Warrants in the United States or to, or for the account or benefit of, any U.S. Person.

(d)	When the transfer books of the Corporation have been opened for three (3) Business Days after the due exercise or partial exercise of the Warrants, the Corporation shall use its reasonable best efforts to cause a certificate evidencing the number of Warrant Shares so subscribed for to be delivered by courier to the person in whose name such Warrant Shares are to be issued (as specified in the notice of exercise) at the address specified in the notice of exercise, within five (5) Business Days thereafter or shall cause the Warrant Shares to be entered into a direct registration or other electronic book-entry system if no certificates are issued, provided that, if no certificates are issued, such Warrant Shares may be issued with a restricted CUSIP.

(e)	The Warrants and the Warrant Shares have not been registered under the U.S. Securities Act. The Warrants may not be exercised within the United States or by or on behalf of a U.S. Person unless registered or exempt from the registration requirements thereunder.

(f)	Subject to the terms hereof, this Warrant Certificate may be transferred, subject to the terms set forth in the Transfer Form attached hereto. No transfer of this Warrant Certificate shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Corporation may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may be required by the Corporation, and delivered to the Corporation. No transfer of this Warrant Certificate shall be made if, in the opinion of counsel to the Corporation, such transfer would result in the violation of any applicable securities laws. Subject to the foregoing, the Corporation shall issue and mail, as soon as practicable, and in any event within five (5) Business Days of the receipt by the Corporation of this Warrant Certificate and the Transfer Form, a new Warrant Certificate (with or without legends as determined by the Corporation) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

(g)	In the event that an exercise of Warrants would result in the Holder becoming an “Insider” (as defined in the TSX Company Manual) of the Corporation, such exercise of Warrants will be postponed and will not be effective until the TSX has approved a personal information form, or waived the requirement therefor, in respect of the Holder. In addition, in the event that an exercise of Warrants would “materially affect control” (as defined in the TSX Company Manual) of the Corporation, such exercise of Warrants will be postponed and will not be effective until the parties comply with any requirements under the TSX Company Manual, if any.

3.	Rights of Holder Before Exercise of Warrants

The Holder shall not have any rights whatsoever as a shareholder in respect of the Warrant Shares until the Warrants are exercised, in whole or in part, and payment for the Warrant Shares thereby purchased has been made.

4.	Adjustments to Number or Kind of Securities Issuable on Exercise

(a)	If, at any time prior to the Expiry Time, there occurs:

(i)	a reclassification or redesignation of the Common Shares or any other capital reorganization other than a Common Share Reorganization (as defined below); or

(ii)	a consolidation, merger or amalgamation of the Corporation with or into any other corporation or entity or an arrangement with any other corporation or entity which results in the cancellation, reclassification or redesignation of the Common Shares or a change or conversion of the Common Shares into other shares or securities or the holders of the Common Shares becoming entitled to receive shares or other securities of the other corporation or entity, or the transfer of all or substantially all of the assets of the Corporation to another corporation or entity or the Corporation being controlled (within the meaning of the Income Tax Act (Canada)) by another corporation or entity;

(any such event being herein called a "Capital Reorganization"), then, immediately upon the effective time of such Capital Reorganization and at all times thereafter, a Holder who exercises its right to subscribe for Warrant Shares shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon such exercise, in lieu of the number of Warrant Shares to which it was theretofore entitled upon exercise of the Warrants, the kind and aggregate number of shares or other securities or property of the Corporation or of the corporation or other entity resulting from such Capital Reorganization or any other corporation that the Holder would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, it had been the registered holder of the number of Warrant Shares to which it was theretofore entitled upon exercise of the Warrants.

(b)	If necessary as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this section with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may reasonably be practicable in relation to any shares or other securities or property thereafter issuable and deliverable upon the exercise of the Warrants.

(c)	If at any time after the date hereof and prior to the Expiry Time any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 5(a), then the number of Warrant Shares issuable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Warrant Shares issuable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment or readjustment of the Exercise Price.

5.	Adjustment of Exercise Price

(a)	If, at any time prior to the Expiry Time, the Corporation shall:

(i)	subdivide the outstanding Common Shares into a greater number of shares;

(ii)	consolidate the outstanding Common Shares into a lesser number of shares; or

(iii)	make a distribution (other than a distribution referred to in subsections 4(b) or 4(c) of this Warrant Certificate) to the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(any such event being herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted, effective immediately after the effective date or record date at which holders of Common Shares are determined for the purposes of the Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction of which:

A.	the numerator shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

B.	the denominator shall be the number of Common Shares outstanding immediately after giving effect to such Common Shares Reorganization, including, without limitation, in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding if such securities had been exchanged for or converted into Common Shares on such date.

To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable pursuant to such exchangeable or convertible securities after such expiration.

(b)	If, at any time prior to the Expiry Time, the Corporation shall fix a record date for the issue to the holders of all or substantially all of the Common Shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (which period is herein called the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or, in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) of less than 95% of the Current Market Price of the Common Shares on such record date (any such event being herein called a "Rights Offering"), the Exercise Price shall be adjusted, effective immediately after the record date, to a price determined by multiplying the Exercise Price in effect on such date by a fraction of which:

(i)	the numerator shall be the aggregate of:

A.	the number of Common Shares outstanding on the record date for the Rights Offering; and

B.	the number determined by dividing:

(I)	either

(x)	the product of the number of Common Shares offered for issue during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered; or

(y)	the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering are exchangeable or convertible;

as the case may be, by;

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to such Rights Offering (or the number of Common Shares into which the securities so offered may be exchanged or converted).

If by the terms of the rights, options or warrants referred to in this subsection (b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (b) as a result of the fixing by the Corporation of a record date or the distribution of rights, options or warrants referred to in this subsection (b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration.

(c)	If, at any time prior to the Expiry Time, the Corporation shall issue or distribute to the holders of all or substantially all of the Common Shares:

(i)	Common Shares or other securities of the Corporation including, without limitation, rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or any property or asset of the Corporation, (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date), and including, without limitation, evidences of indebtedness, or

(ii)	any property or other assets including, without limitation, cash;

and such issuance or distribution does not constitute a Rights Offering or a Common Share Reorganization (any such issuance or distribution being herein called a "Special Distribution"), then the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution, to a price determined by multiplying the Exercise Price in effect on the record date of the Special Distribution by a fraction of which:

A.	the numerator shall be the difference between:

(I)	the product of the number of Common Shares outstanding on the record date and the Current Market Price of the Common Shares on the record date; and

(II)	the fair market value to the holders of Common Shares, as determined by the board of directors of the Corporation acting reasonably, of the securities, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

B.	the denominator shall be the product of the number of Common Shares outstanding on the record date and the Current Market Price of the Common Shares on the record date.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary shall be deemed not to be outstanding for the purpose of such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (c) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities or rights, options or warrants referred to in this subsection (c), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable pursuant to such exchangeable or convertible securities immediately after such expiration.

6.	Adjustment Rules

(a)	Subject to the other provisions of this section 6, any adjustment made pursuant to sections 4 or 5 are cumulative and shall be made successively whenever any event referred to in either of such sections shall occur.

(b)	In any case where an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event:

(i)	issuing to the Holder, by reason of the adjustment required by such event, the additional Warrant Shares issuable upon exercise of the Warrants after such record date and before the occurrence of such event; and

(ii)	delivering to the Holder any distributions declared with respect to such additional Warrant Shares after the exercise of the Warrants and before such event;

provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants and to such distributions declared with respect to any such additional Warrant Shares issuable on the exercise of the Warrants.

(c)	No adjustment in the Exercise Price shall be required unless the adjustment would result in a change of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Warrant Shares issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Warrant Share, provided, however, that any adjustments which, except for the provisions of this subsection (c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(d)	No adjustment in the Exercise Price or in the number or kind of securities issuable on exercise of the Warrants shall be made in respect of any event described in sections 4 or 5 if the Holder is entitled to participate in such event (subject to TSX acceptance) on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the effective date or record date, as the case may be, of such event.

(e)	If the Corporation shall set a record date to determine shareholders for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of these Warrants shall be required by reason of the setting of such record date.

(f)	In the absence of a resolution of the directors of the Corporation fixing a record date for a stock dividend or other distribution comprising a Common Share Reorganization, a Rights Offering or a Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the effective date of such event.

(g)	The Corporation will not, whether pursuant to an adjustment under sections 4 and 5 or any other circumstances, be obligated to issue any fraction of a Warrant Share on any exercise or partial exercise of the Warrants. If any fractional interest in a Warrant Share would, except for the provisions of this section 5(g), be issuable upon the exercise or partial exercise of the Warrants, the number of Warrant Shares issuable shall be rounded down to the nearest whole number.

(h)	In the event of any question arising with respect to the adjustments provided for in sections 4 or 5, such question shall conclusively be determined by a firm of reputable chartered accountants appointed by the Corporation, which accountants may be the Corporation’s auditors. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

7.	Proceedings Prior to Action Requiring Adjustment

(a)	As a condition precedent to the taking of any action that would require an adjustment pursuant to sections 4 or 5, the Corporation shall take or cause to be taken all such action as, in the opinion of counsel of the Corporation, may be necessary in order that the Holder shall be entitled to receive, upon exercise of the Warrants, the shares or other securities or property provided for under the provisions hereof.

(b)	Adjustments to the Exercise Price or the number of Warrant Shares purchasable pursuant to this Warrant Certificate may be subject to the prior approval of the Exchange.

8.	Notice

At least twenty-one days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price and the number of Warrant Shares that are purchasable under this Warrant Certificate, the Corporation will deliver to the Holder, at the Holder’s registered address, a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment has been given that is not then determinable, the Corporation will promptly after such adjustment is determinable deliver to the Holder, at the Holder’s registered address, a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Warrant Shares will be open, and that the Corporation will not take any action that might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such twenty-one day period.

9.	Replacement

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

10.	Covenants

The Corporation covenants with the Holder that so long as any obligations of the Corporation under this Warrant Certificate remain outstanding:

(a)	it will use its reasonable best efforts to at all times maintain its existence; will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice, subject to the completion of a Capital Reorganization in accordance with subsection 10(g) below;

(b)	it will cause the certificates evidencing the Warrant Shares, from time to time, subscribed and paid for, upon the exercise of the Warrants, to be duly issued and delivered in accordance with the conditions hereof or cause such Warrant Shares to be entered into a direct registration or other electronic book-entry system if no certificates are issued, provided that, if no certificates are issued, such Warrant Shares may be issued with a restricted CUSIP;

(c)	all Warrant Shares which shall be issued upon exercise of the Warrants and payment of the Exercise Price shall be fully paid and non-assessable shares;

(d)	it will reserve and keep available a sufficient number of Warrant Shares for the purpose of enabling it to satisfy its obligation to issue Warrant Shares upon the exercise of the Warrants;

(e)	it will maintain the listing of the Common Shares on the Exchange and the status of the Corporation as a reporting issuer not in default and otherwise remain in full compliance with the periodic reporting and other substantive requirements under the securities legislation of each of the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick until the Expiry Time unless the Corporation shall become merged into, or amalgamated with, or otherwise acquired by, another issuer and the shareholders of the Corporation shall receive cash from or publicly traded shares of such other issuer;

(f)	except as required by law, it will not close its transfer books or take any other action which might deprive the Holder of the opportunity of exercising its right to subscribe for Warrant Shares pursuant to the Warrant during the period of twenty-one days after the giving of a notice required by section 8 or unduly restrict such opportunity;

(g)	it shall not complete or facilitate a Capital Reorganisation if the effect of such Capital Reorganisation is that:

(i)	all or substantially all of its assets become the property of, or are under the control of, or it is controlled (within the meaning of the Income Tax Act (Canada)) by, any other person (an “Acquiring Person”); and

(ii)	holders of Common Shares receive any other security in replacement of, or in addition to, their Common Shares;

unless, at or prior to or contemporaneously with the effective time of such Capital Reorganisation, the Corporation and the Acquiring Person shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(iii)	the Acquiring Person will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

(iv)	the Warrant and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the Acquiring Person entitling the Holder, as against the Acquiring Person, to all the rights of the Holder under this Warrant Certificate.

The Acquiring Person shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the Acquiring Person.

(h)	generally it will well and truly perform and carry out all of the acts or things to be done by it as provided by this Warrant Certificate.

11.	Representations and Warranties

The Corporation represents and warrants to the Holder that:

(a)	it has obtained all required corporate authorization for creation and issue of the Warrants and the performance of its obligations in connection with the Warrants and has provided for the issuance, subject only to receipt by the Corporation of the Exercise Price, of the Warrant Shares which Warrant Shares, when issued, will be issued as fully paid and non-assessable shares;

(b)	it has obtained all regulatory approvals (including, without limitation, the approvals of the Exchange) necessary or desirable for the issuance of the Warrants, the Warrant Shares to the Holder and the Warrant Shares, when issued, will be listed and posted for trading on the Exchange;

(c)	it is a "reporting issuer" not in default under the applicable securities legislation of the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick;

(d)	the execution, delivery and performance by the Corporation of this Warrant Certificate will not violate any provision of the constating documents of the Corporation or any material contract to which the Corporation is a party or by which the Corporation is bound, nor will it create an event of default thereunder; and

(e)	this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

12.	Time of the Essence

Time shall be of the essence of this Warrant Certificate.

13.	Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Holder irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

14.	Headings

The division of this Warrant Certificate into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Warrant Certificate. The section headings in this Warrant Certificate are not intended to be full or accurate descriptions of the text to which they refer and shall not be considered part of this Warrant Certificate.

15.	Number and Gender

In this Warrant Certificate, words (including, without limitation, defined terms) in the singular include the plural and vice-versa and words in one gender include all genders.

16.	Invalidity

If any provision of this Warrant Certificate is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and the remaining provisions of this Warrant Certificate shall not be affected thereby and shall remain valid and enforceable.

17.	Amendment

This Warrant Certificate may only be amended, supplemented or otherwise modified by a written agreement signed by the Corporation and the Holder.

18.	Further Assurances

The Corporation shall do such acts and shall execute such documents and will cause the doing of acts and will cause the execution of such further documents as are within its power in order to give full effect to the provisions of this Warrant Certificate.

19.	Hold Periods, Legends and Re-sale Restrictions

(a)	If any of the Warrants are exercised prior to ● the certificates representing the Warrant Shares to be issued pursuant to such exercise shall bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE ●." [NOTE: TO INSERT THE DATE THAT IS 4 MONTHS AND ONE DAY FROM THE DATE OF ISSUANCE OF THE WARRANTS, E.G. THE STATUTORY HOLD PERIOD IN CANADA].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

(b)	If any Warrants are exercised in the United States or by or on behalf of a U.S. Person, the certificates representing the Warrant Shares to be issued pursuant to such exercise shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REQUIRED BY THE CORPORATION, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA,

or, if issued in uncertificated form, be issued with a restricted CUSIP in accordance with Section 2(d).

Further, the Holder understands and acknowledges that, until such time as the Warrant Shares are no longer restricted securities pursuant to Rule 144(a)(3) under the U.S. Securities Act, the Warrant Shares may not be offered or sold or otherwise transferred, directly or indirectly, in the United States or to, or for the account or benefit of a U.S. Person, and it will not deposit any of the Warrant Shares with Cede & Co. or any successor thereto, nor will it transfer or sell any Warrant Shares over the facilities of the OTC Markets Group, Inc. including the OTCQX International and it will also cause any nominee holding the Warrant Shares on its behalf to comply with the foregoing re-sale and transfer restrictions. In addition, if the Warrants are exercised in the United States or by or on behalf of a U.S. Person, the Holder exercising such Warrants will be deemed to have represented to the Corporation that the Holder has implemented appropriate internal controls and procedures to ensure that the Warrant Shares shall be properly identified in its records as restricted securities under the U.S. Securities Act that are subject to the re-sale and transfer restrictions set forth herein notwithstanding the absence of a U.S. restrictive legend or a definitive physical certificate.

20.	Successors and Assignment

Subject to compliance with all applicable securities legislation and the approval of the Exchange (if required in the circumstances), this Warrant Certificate and the rights evidenced by this Warrant Certificate may be transferred or assigned at the discretion of the Holder.

This Warrant Certificate shall enure to the benefit of and be binding upon the Corporation, the Holder and their successors. Reference in this Warrant Certificate to a "successor" of any body corporate shall be construed so as to include, but not limited to:

(a)	any amalgamated or other corporation of which such body corporate or any of its successors is one of the amalgamating or merging corporations;

(b)	any corporation resulting from any court approved arrangement of which such body corporate or any of its successors is a party;

(c)	any corporation resulting from the continuance of such body corporate or any successor of it under the laws of another jurisdiction of incorporation; and

(d)	any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any corporation referred to in clause (a), (b) or (c).

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its duly authorized officer.

NIOCORP DEVELOPMENTS LTD.

Per:
●
●

SCHEDULE "A"

WARRANT EXERCISE FORM

TO: NIOCORP DEVELOPMENTS LTD. (the "Corporation")

In accordance with the provisions of a warrant certificate dated ● between the undersigned and the Corporation (the “Warrant Certificate”), the undersigned hereby exercises the Warrants, as indicated below:

# of Warrant Shares Purchased	Exercise Price/Share	Total Price

	CDN$	CDN$

In connection with the exercise of the Warrant Certificate, the undersigned represents as follows: (Please check the ONE box applicable):

☐              1.             The undersigned hereby certifies that (i) at the time of exercise, it is not a U.S. Person and did not execute this Warrant Exercise Form while within the United States; (ii) it is not exercising any of the Warrants represented by the Warrant Certificate by or on behalf of any U.S. Person or any person who is within the United States; (iii) no “directed selling efforts” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) have been engaged in by the undersigned or on the undersigned’s behalf; and (iv) has in all other respects complied with the terms of an Off-Shore Transaction in compliance with Regulation S under the U.S. Securities Act.

☐              2.             The undersigned holder (i) acquired the Warrants as a part of a private placement offering in the United States; (ii) is exercising the Warrants solely for its own account or for the benefit of a U.S. Person or a person in the United States for whose account such holder acquired the Warrants in the private placement offering and for whose account such holders exercises sole investment discretion; (iii) was and is, and any beneficial purchaser for whose account such holder acquired the Warrant and is exercising the Warrants was and is, an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act both on the date the Warrants were purchased and on the date hereof; and (iv) the representations and warranties made by the holder or any beneficial purchaser, as the case may be, to the Corporation in connection with the acquisition of the Warrants pursuant to the private placement remain true and correct on the date hereof.

☐              3.             The undersigned is delivering a written opinion of U.S. counsel to the effect that the Warrant Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act or are exempt from registration thereunder.

Notes:

1.        Warrant Shares will not be registered or delivered to an address in the United States unless Box 2 or 3 above is checked and the undersigned, upon exercise, will be deemed to have represented and warranted that it will comply with the re-sale and transfer restrictions set forth in Section 19(b) of the Warrant Certificate.

2.        If Box 3 above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.

3.        The terms “United States”, “U.S. Person” and “Off-Shore Transaction” have the meaning ascribed thereto pursuant to Regulation S under the U.S. Securities Act.

To pay for that portion of the Warrants being exercised, the undersigned, encloses a certified cheque or bank draft in Canadian currency made payable to the Corporation in the amount of CDN$          .

The undersigned hereby directs that the Warrant Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF WARRANT SHARES

The certificate(s) issued representing the Warrant Shares or related entry into a direct registration or other electronic book-entry system to which the undersigned is entitled following this exercise is to be in the name indicated below and, if issued, certificate(s) are to be forwarded to the undersigned at the address set forth below:

Name:

Address:

If the Warrant Exercise Form indicates that Warrant Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature on this Warrant Exercise Form must be guaranteed by a Canadian chartered bank, or eligible guarantor institution with membership in an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

Dated this __________________________ day of _________________, 20___

Signature of Holder guaranteed by:

Medallion Signature Guarantee Stamp of Holder	Signature of Holder

Witness	Signature of Holder

Name of Holder

Name of Authorized Representative

Address of Holder

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers unto ________________________________, (the “Transferee”) (include name and address of the transferee) ____________________ (number of Warrants) Warrants exercisable for common shares of NioCorp Developments Ltd. (the “Corporation”) registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints the Corporate Secretary of the Corporation as the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

Capitalized terms not defined herein have the meaning set out in the attached Warrant Certificate dated , 2015 (the “Warrant Certificate”).

DATED this _______ day of ___________________, 20___.

Signature of Transferor guaranteed by:

Medallion Signature Guarantee Stamp of Transferor	Signature of Transferor

Name of Transferor

Name of Authorized Representative

Address of Transferor

THE UNDERSIGNED HERBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold, pledged or transferred to, or for the account or benefit of, a “U.S. person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available, and an opinion of counsel confirming same, in form and substance acceptable to the Corporation and its counsel, or such other evidence as the Corporation may require, has been delivered to the Corporation. The undersigned Transferor understands and agrees that it shall bear all costs associated with (i) obtaining any legal opinion tendered to the Corporation and (ii) the issuance of any new Warrant Certificate and any applicable transfer fees thereto, in connection with the transfer of Warrants in the United States or to, or for the account or benefit of, U.S. Persons (as such term is defined in Regulation S under the U.S. Securities Act) pursuant to an exemption from the registration requirements of the U.S. Securities Act and is encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with such transfer will be satisfactory in form and substance to the Corporation.

It is understood that the Corporation may require additional evidence necessary to verify the foregoing.

DATED this _______ day of ___________________, 20___.

Witness	Signature of Transferee

Name of Transferee

Name of Authorized Representative

Address of Transferee

Note:

The signature of the Transferor must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

Annexure B – Form of Board Resolution

Minutes of a circulating resolution of the Directors

NioCorp Developments Ltd.

1	Documents

NioCorp Developments Ltd. (the Company) proposes to enter into an agreement with Lind Asset Management IV, LLC on or about ___________2015 (the Agreement).

2	Approval of Transaction

The directors acknowledge the accuracy of the Company's representations and warranties contained in the Agreement and note that:

a)	the entry into the transactions evidenced by the Agreement is:

i.	in the best interests of the Company and for its commercial benefit; and

ii.	in accordance with the articles, notice of articles and other constating documents of the Company;

b)	at the time of deciding to commit the Company to the Agreement, the Company is solvent and there are reasonable grounds to expect that if the Company executes the Agreement the Company would continue to be able to pay all its debts as they become due; and

c)	the Company's execution of the Agreement and the carrying out of the transactions contemplated in the Agreement would not cause the Company to contravene:

i.	any provisions of the Business Corporations Act (British Columbia) or the regulations thereunder;

ii.	any applicable securities laws in each of the provinces in which the Company is a “reporting issuer” or any rule, by-law or regulation governing the Toronto Stock Exchange;

iii.	any other statute by which the Company is bound; or

iv.	or breach any agreement entered into by the Company with a third party (and does not constitute an event of default under any such agreement).

Resolved that:

The Agreement, the transactions contemplated in the Agreement and the Transaction Documents (as defined in the Agreement) (the Agreement and the Transaction Documents together the Documents) are each authorized and approved.

3	Approval of Execution

Resolved that:

The Company execute and deliver the Agreement in a form and with any changes (whether or not material and whether or not involving changes to the parties) as any director or officer of the Company who executes the Agreement may, as conclusively evidenced by his or her execution, approve.

4	Authorised Officers

Resolved that:

Any director or officer be severally authorised to execute and deliver for and on behalf of the Company all documents, notices, instruments, certificates and communications necessary or desirable to be executed and delivered by and on behalf of the Company under and in accordance with the Documents, including without limitation all forms and filings as may be necessary to obtain Toronto Stock Exchange approval of the transactions contemplated by the Agreement.

5	Further Assurances

Resolved that:

Each director and officer of the Company be severally authorised to do any act, matter or thing and to execute and deliver any other document as he or she may deem necessary, advisable or incidental in connection with the preceding resolutions or any Document and to perform the obligations of the Company under the Documents.

RESOLVED as a written resolution of all of the Directors this _____ day of __________, 2015.

Signed by the directors

Signature	Signature
Print Name:	Print Name:

Signature	Signature
Print Name:	Print Name:

Annexure C – Funds Flow Request

NioCorp Developments Ltd. –Convertible Security Funding Agreement – Flow of Funds Request

In connection with a Convertible Security Funding Agreement, dated December 14, 2015 (the Agreement) between NioCorp Developments Ltd. (Company) and Lind Asset Management IV, LLC (Investor), the Company irrevocably authorises the Investor to distribute such funds as set out below, in the manner set out below, at the [First Closing/ Subsequent First Convertible Security Closing at the Request of the Company/ Subsequent First Convertible Security Closing at the Request of the Investor/ Second Closing/ Subsequent Second Convertible Security Closing].

Capitalised terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
[First Convertible Security/ Subsequent First Convertible Security Closing at the Request of the Company/ Subsequent First Convertible Security Closing at the Request of the Investor/ Second Convertible Security/Subsequent Second Convertible Security Closing]	[to insert]
Total	[to insert]

Please transfer the net amount of US$[to insert] due at the [First Closing/ Subsequent First Convertible Security Closing at the Request of the Company/ Subsequent First Convertible Security Closing at the Request of the Investor/ Second Closing/ Subsequent Second Convertible Security Closing], to the following bank account:

Beneficiary Bank:	Silicon Valley Bank
3003 Tasman Dr.
Santa Clara, CA 95054

Swift code:	SVBKUS6S

ABA/Routing	121140399

Account #	3301270958

Beneficiary name and address:	Elk Creek Resources Corp. DBA NioCorp Developments
7000 S. Yosemite St, Suite 115
Centennial, CO 80112

Yours sincerely,

NIOCORP DEVELOPMENTS LTD.

By:
Name
Title

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